                                                                    Exhibit 99.1


                                                                  EXECUTION COPY
================================================================================





                            ASSET PURCHASE AGREEMENT


                                   dated as of

                                  July 31, 2001

                                      among

                   RANDOM HOUSE, INC. and CLASSIC MEDIA, INC.

                                       and

                     GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.

                                       and

                              CERTAIN OTHER PARTIES





================================================================================

                                TABLE OF CONTENTS


1.  Definitions................................................................1

2.  Acquisition of Assets.....................................................10

    2.1.   Purchase and Sale of Assets........................................10

    2.2.   Excluded Assets....................................................14

    2.3.   Assumption of Liabilities..........................................15

    2.4.   Liabilities Not Assumed............................................16

    2.5.   Purchase Price.....................................................19

    2.6.   The Closing........................................................20

    2.7.   Deliveries at the Closing..........................................20

    2.8.   Preliminary Allocation of Purchase Price...........................21

    2.9.   Allocation and Apportionment.......................................21

3.  Representations and Warranties of the Selling Parties.....................21

    3.1.   The Seller; Subsidiaries; Investments..............................21

    3.2.   Authorization......................................................22

    3.3.   Noncontravention...................................................22

    3.4.   Brokers' Fees......................................................23

    3.5.   Assets.............................................................23

    3.6.   All Assets Necessary to Conduct Business...........................24

    3.7.   Financial Statements; SEC Reports..................................24

    3.8.   Indebtedness; Guarantees...........................................25

    3.9.   Absence of Changes.................................................26

    3.10.  Absence of Undisclosed Liabilities.................................28

    3.11.  Legal and Other Compliance.........................................28

    3.12.  Taxes..............................................................29

    3.13.  Real Property......................................................30

    3.14.  Intellectual Property..............................................31

    3.15.  Contracts..........................................................34

    3.16.  Notes and Accounts Receivable......................................36

    3.17.  Insurance and Risk Management......................................36

    3.18.  Litigation.........................................................37

    3.19.  Employees..........................................................37

    3.20.  Employee Benefits..................................................38

    3.21.  Environment, Health, and Safety....................................40

    3.22.  Affiliate Transactions.............................................41

    3.23.  Disclosure.........................................................41

4.  Representations and Warranties of the Buyer...............................41

    4.1.   Organization of the Buyer..........................................41

    4.2.   Authority for Agreement............................................41

    4.3.   Noncontravention...................................................42

    4.4.   Brokers' Fees......................................................42

5.  Conduct and Transactions Prior to Closing.................................42

    5.1.   Operation of Business..............................................42

    5.2.   Access and Information.............................................45

    5.3.   Notice of Developments.............................................46

    5.4.   Hart-Scott-Rodino Cooperation......................................46

    5.5.   Intentionally Deleted..............................................47

    5.6.   Intentionally Deleted..............................................47

    5.7.   Good Faith.........................................................47

    5.8.   Public Announcements...............................................47

    5.9.   Future SEC Filings.................................................47

    5.10.  Intentionally Deleted..............................................47

    5.11.  Intentionally Deleted..............................................47

    5.12.  Certain Artech Matters.............................................47

    5.13.  Buyer DIP Facility.................................................48

    5.14.  Certain Payments...................................................49

6.  Conditions to Obligation to Close.........................................49

    6.1.   Conditions to Obligations of the Buyer.............................49

    6.2.   Conditions to Obligations of the Selling Parties...................52

7.  Confidentiality...........................................................53

8.  Termination...............................................................54

    8.1.   Mutual Agreement...................................................54

    8.2.   Certain Seller Non-Compliance......................................54

    8.3.   Certain Buyer Rights to Terminate..................................54

    8.4.   Certain Seller Rights to Terminate.................................55

9.  Liabilities in the Event of Termination...................................55

    9.1.   Intentionally Deleted..............................................55

    9.2.   Expense Reimbursement..............................................55

    9.3.   Termination by Reason of Buyer Default.............................56

    9.4.   Return of Deposit..................................................56

10. Additional Obligations....................................................56

    10.1.  Further Assurances.................................................56

    10.2.  Financial Statements...............................................57

    10.3.  Change of Corporate Name; Domain Names.............................57

    10.4.  Tax Cooperation....................................................57

    10.5.  Certain Taxes......................................................57

    10.6.  Transfer of Certain Funds Received Post-Closing....................58

    10.7.  Expenses...........................................................58

    10.8.  Employees..........................................................58

    10.9.  Notices and Access Letters.........................................59

11. Miscellaneous.............................................................60

    11.1.  No Third Party Beneficiaries.......................................60

    11.2.  Entire Agreement...................................................60

    11.3.  Succession and Assignment..........................................60

    11.4.  Amendments and Waivers.............................................60

    11.5.  Severability.......................................................60

    11.6.  Counterparts.......................................................61

    11.7.  Headings...........................................................61

    11.8.  Waivers Under Indiana Law..........................................61

    11.9.  Notices............................................................61

    11.10. Governing Law......................................................62

    11.11. Construction.......................................................62

    11.12. Incorporation of Exhibits and Schedules............................63

    11.13. Bankruptcy Court Jurisdiction......................................63

    11.14. Survival...........................................................63

    11.15. Obligations Joint and Several......................................64

                                    EXHIBITS
                                    --------

A-1 - Form of 2000 10-K
A-2 - Form of 2000 Audited Financial Statements and Auditor's Report
B   - Artech Agreements
C-1 - Execution Date Schedule of Liabilities
C-2 - Scheduled Persons (Knowledge)
D-1 - Form of Bill of Sale
D-2 - Form of Assignment of Copyrights
D-3 - Form of Assignment of Marks
D-4 - Form of Assignment of Patents
D-5 - Form of Domain Name Agreement
D-6 - Form of Stock Transfer Power
D-7 - Form of Assumption Agreement
D-8 - Allocation and Apportionment
E   - Certain Accounting Procedures
F   - GB Canada Stand Alone Financials
G   - Form of Approval Order
H   - Certain Events
J   - Press Release
K   - Form of Notice and Acknowledgment of Transfer
L   - Form of Release of GB Canada by the Selling Parties
M   - Certain Retained Liabilities

                       Sections Of The Disclosure Schedule
                       -----------------------------------

2.1(b) - Works
2.1(c) - Marks
2.1(d) - Copyrights
2.1(e) - Licenses
2.1(g) - Acquired Contracts
2.1(h) - Acquired Leases
2.1(i) - Acquired Permits
2.1(j) - Seller Employee Benefit Plans
2.1(k) - Seller Insurance
2.1(l) - Patents
2.2(l) - Certain Excluded Assets
2.3(a) - Assumed Indebtedness
2.3(b) - Assumed Deferred Compensation
2.3(d) - Assumed Severance, Change of Control and Certain Other Payments
3.1    - The Seller; Subsidiaries; Investments
3.3    - Certain Consents and Notices
3.5(b) - Location of Assets
3.7(a)   Financial Statements; SEC Reports
3.8    - Indebtedness; Guarantees
3.9    - Absence of Changes
3.10   - Absence of Undisclosed Liabilities
3.11   - Legal and Other Compliance
3.12   - Taxes
3.13   - Real Property
3.14   - Intellectual Property
3.15   - Contracts
3.16   - Accounts Receivable
3.17   - Insurance
3.18   - Litigation
3.19   - Employees
3.20   - Employee Benefits
3.21   - Environment, Health and Safety
3.22   - Affiliated Transactions
5.1(a) - Operation of Business
6.1(d) - Material Consents

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement") is entered into as of the 31st day of July 2001 (the "Execution Date"), by and among (i) RANDOM HOUSE, INC., a New York corporation, and CLASSIC MEDIA, INC., a Delaware corporation ("Classic" and, together with Random House, Inc., the "Buyer"), (ii) GOLDEN BOOKS FAMILY ENTERTAINMENT, INC., a Delaware corporation (the "Seller"), and
(iii) GOLDEN BOOKS PUBLISHING COMPANY, INC., a Delaware corporation, GOLDEN BOOKS HOME VIDEO, INC., a Delaware corporation, LRM ACQUISITION CORP., a Delaware corporation, SHARI LEWIS ENTERPRISES, INC., a California corporation, and SLE PRODUCTIONS, INC., a California corporation, (collectively, the "Domestic Subsidiaries"). The Seller and the Domestic Subsidiaries are collectively referred to herein as the "Selling Parties". The Buyer and the Selling Parties are collectively referred to herein as the "Parties".

     WHEREAS, on June 4, 2001 (the "Petition Date"), each of the Selling Parties filed a Chapter 11 petition pursuant to Title 11, United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and intends to consummate the sale of the Acquired Assets (as hereinafter defined) and the other transactions as contemplated hereby as promptly as practicable as a sale authorized by the Bankruptcy Court pursuant to Section 363(b) of the Bankruptcy Code, together with the assumption and assignment of certain contracts (as hereinafter provided) pursuant to Section 365 of the Bankruptcy Code.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1. Definitions.
   ------------

     "2000 10-K" means the annual report on Form 10-K of the Seller for the fiscal year ended December 30, 2000, substantially in the form attached hereto as Exhibit A-1 (including the 2000 Audited Financial Statements and all exhibits to such annual report and other documents to be filed therewith), which has been filed in such form and with such exhibits by the Seller with the SEC.

     "2000 Audited Financial Statements" means, collectively, (i) the audited consolidated financial statements of the Seller and its Subsidiaries for the 2000 Fiscal Year End, together with all footnotes thereto, and (ii) the auditor's report of Ernst & Young LLP, all substantially in the form attached hereto as Exhibit A-2.

     "Acquired Securities" means, collectively, (i) all outstanding shares of capital stock or other ownership interests of GB Canada and all rights to acquire any such capital stock or interests (including any warrant, option or similar right), and (ii) all outstanding shares of capital stock or other ownership interests held by any Selling Party in 8 Candles Productions and all rights held by any Selling Party to acquire any such capital stock or interests (including any warrant, option or similar right).

     "Affiliate" means, as to any specified Person at any time, (i) any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, and
(ii) any Person that is currently or has been at any time since January 27, 2000 an officer or director of such specified Person, or is known by such specified Person to be or to have been at any time since January 27, 2000, or has indicated in any Schedule 13D or 13G filed by or on behalf of such Person with the SEC with respect to such period that such Person is or was, a direct or indirect beneficial holder of at least ten percent (10%) of any beneficial interest of such specified Person, and the Members of the Immediate Family of each such officer, director or holder. As used in the definition of "Affiliate," the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to elect a majority of the board of directors or similar body governing the affairs of such Person, or the power by contract or otherwise to control or direct or cause the direction of the affairs or management of such Person.

     "Artech" means Artech Capital Corporation, a Canadian corporation.

     "Artech Asset Purchase Agreement" means the Asset Purchase Agreement dated as of November 10, 1999, by and among Artech, GBPC and the Seller, as amended.

     "Artech Assets" means (a) all of the Artech Escrowed Funds, (b) all inventory and other assets of any of the Selling Parties held by Artech, (c) all claims and rights of action of any Selling Party against Artech or its Affiliates and (d) all rights of any of the Selling Parties under or with respect to the Contractual Obligations listed in Exhibit B hereto.

     "Artech Escrowed Funds" means all of the funds held in escrow pursuant to the terms of that certain Escrow Agreement dated as of November 29, 1999, by and among Artech, GBPC, the Seller and Bankers Trust Company, as escrow agent.

     "Artech Liabilities" means (a) all Liabilities of the Selling Parties under or with respect to the Contractual Obligations listed in Exhibit B hereto, (b) all Liabilities of any of the Selling Parties to Artech or any of its Affiliates, (c) all Guarantees made by any Selling Party of any Liability of Artech or any of its Affiliates in favor of any other Person, (d) all Liabilities assumed by Artech under the Artech Asset Purchase Agreement and (e) all Liabilities of the Selling Parties to Heidelberg USA, Inc. arising out of the purchase of printing equipment.

     "Assumed Tax" or "Assumed Taxes" means any federal, state, local, or foreign license, payroll, employment, severance, stamp, occupation, customs duties, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, registration and value added or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; provided that in no event shall "Assumed Tax" or "Assumed Taxes" include any Retained Tax or Retained Taxes.

     "Business" means the business of the Seller and its Subsidiaries, taken together, as conducted up to and including the Closing Date by the Seller and its Subsidiaries.

     "Capital Lease" means a lease of any property by any Selling Party as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the consolidated balance sheet of the Seller and its Subsidiaries.

     "Case" means, collectively, the cases commenced upon filing by each of the Selling Parties of a petition with the Bankruptcy Court under Chapter 11 of the Bankruptcy Code.

     "Cash" means cash and cash equivalents calculated in accordance with GAAP.

     "Cash Purchase Price" shall mean cash in an amount equal to: (w) $79,312,000, plus (x) the amount set forth on the Certificate of Certain Cash Amounts in respect of all cash funded into accounts in respect of payroll in the Ordinary Course of Business which cash remains in such accounts on the Closing Date or is used for payroll on or after the Closing Date, to the extent the Liability in respect of such payroll is reflected as a Liability on the Closing Date Schedule of Liabilities, minus (y) Excess Accrued Liabilities, minus (z) without duplication of amounts in clause (y), the amount set forth on the Certificate of Certain Cash Amounts in respect of any check overdrafts, cash/book overdrafts or amounts otherwise reflected as negative Cash, minus (aa) any amounts that would have been retained as Liabilities of the Seller pursuant to Section 2.4(l) but for the election by the Buyer to pay such amounts pursuant to Section 2.5(e), provided that amounts that may be deducted from the Cash Purchase Price pursuant to this sub-section (aa) shall not exceed $950,000, minus (bb) all amounts required to be paid pursuant to Sections 5.14(a), 10.8(e) and 10.8(g) that are not paid prior to the Closing Date, minus (cc) the aggregate amount of outstanding Indebtedness owing by GB Canada to CIBC or its Affiliates as of the Closing Date as set forth in the letter described in
Section 6.1(p), minus (dd) all amounts outstanding under the Buyer DIP Facility as of the Closing Date.

     "CIBC" means Canadian Imperial Bank of Commerce.

     "CIBC Facility" means the Agreement dated as of October 20, 1999 between GB Canada and CIBC.

     "Closing Date Schedule of Liabilities" means the schedule of liabilities prepared as of the Closing Date pursuant to the methodology set forth in Exhibit C-1 and Exhibit E hereto.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any and all information concerning the Acquired Assets and the affairs of the Business other than that information which is publicly known or becomes publicly known through no fault of the Seller and/or any of its Subsidiaries.

     "Contractual Obligation" shall mean, with respect to the Seller and/or any of its Subsidiaries, any contract, agreement, understanding, deed, mortgage, promissory note, lease, license, commitment, undertaking, arrangement or understanding, written or oral, including any document or instrument evidencing any Indebtedness but excluding the certificate of incorporation, charter, partnership agreement, bylaws or other similar organizational document of such Person, to which or by which the Seller and/or any of its Subsidiaries is a party or otherwise subject or bound or to which or by which any property or right of the Seller and/or any of its Subsidiaries is subject or bound.

     "Crawfordsville Facilities" means the Seller's real property located at 803
N. Englewood Drive and 1823 E. Elmore Street in Crawfordsville, Indiana.

     "DIP Facility" means any agreement or order, other than the Buyer DIP Facility, under which any of the Selling Parties obtain credit or financing pursuant to Bankruptcy Code Section 364(b), (c) or (d), including the Revolver and Term Facility if it is amended or otherwise modified to include the extension of post-petition credit or financing, together with all documents or instruments executed pursuant thereto or in connection therewith.

     "Disclosure Schedule" means the Disclosure Schedule delivered by the Parties to one another together with executed counterparts of this Agreement on the Execution Date.

     "8 Candles Productions" means 8 Candles Productions, Inc., a company organized under the domestic laws of Canada.

     "Entertainment Properties" means all films, motion pictures, television programs, Videograms, animated productions, CD-ROMs and other interactive and/or multimedia products, songs, sounds, musical compositions, recordings, and other physical media embodying any of the Copyrights and/or distributed under any of the Marks and any such projects or products in development.

     "Environmental Laws" means any Law relating to (a) releases or threatened release of Hazardous Substances; (b) pollution or protection of public or employee health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

     "Escrow Agent" means the escrow agent appointed under the terms of the Escrow Agreement.

     "Escrow Agreement" means the Escrow Agreement dated as of July 26, 2001, as the same may be amended from time to time, by and among the Seller, the Buyer and Chase Manhattan Trust Company, National Association, as Escrow Agent.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Accrued Liabilities" means the positive difference, if any between the amount set forth across from the word "Total" on the Closing Date Schedule of Liabilities (as the same is adjusted as contemplated by Section 5.2(d) hereof) and the sum of (x) the amount set forth across from the word "Total" on the Execution Date Schedule of Liabilities and (y) $6,300,000.

     "Execution Date Schedule of Liabilities" means the schedule of liabilities listed on Exhibit C-1 hereto.

     "GAAP" means United States generally accepted accounting principles.

     "GB Canada" means Golden Books Publishing (Canada), Inc., a company organized under the domestic laws of Canada.

     "GBPC" means Golden Books Publishing Company, Inc., a Delaware corporation.

     "Guarantee" shall mean (a) any guarantee of the payment or performance of, or any Liability in respect of, any Indebtedness or other obligation of any other Person, (b) any other arrangement whereby credit is extended to one obligor on the basis of any promise or undertaking of another Person (i) to pay the Indebtedness of such obligor, (ii) to purchase any obligation owed by such obligor, (iii) to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or (iv) to maintain the capital, working capital, solvency or general financial condition of such obligor, and (c) any Liability as a general partner of a partnership or as a venturer in a joint venture in respect of Indebtedness or other obligations of such partnership or venture.

     "Hazardous Substance" means any pollutant, contaminant or toxic or hazardous material, substance or waste, or any petroleum product or any fraction thereof.

     "Income Tax" or "Income Taxes" shall mean all Taxes based upon, measured by or calculated with respect to (i) gross or net income or gross or net receipts or profits (including any capital gains, minimum taxes and any Taxes on items of tax preference, but not including sales, use, goods and services, real or personal property transfer or other similar taxes), and (ii) multiple bases (including corporate franchise, doing business or occupation Taxes, but not including sales, use, goods and services, real or personal property transfer or other similar taxes) if one or more of the bases upon which such Tax may be based upon, measured by or calculated with respect to, is described in clause
(i) above, in the case of both clauses (i) and (ii) including any interest, penalties thereon and additions thereto.

     "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money (including principal, accrued but unpaid interest, prepayment premiums or penalties and expenses), (b) evidenced by notes, bonds, debentures or similar instruments, (c) under or relating to letters of credit (including any obligation to reimburse the issuer thereof with respect to amounts drawn on such instruments), (d) to pay any accrued dividends or distributions (or dividends or distributions that have otherwise been declared and not yet paid) or to redeem any securities, (e) under Capital Leases and (f) in the nature of Guarantees of the obligations described in clauses (a) through (e) above of any other Person.

     "Indenture" means the Indenture, dated as of January 25, 2000, by and among GBPC, as issuer, the various Persons guarantors thereunder, and HSBC Bank USA, as trustee, as the same may be amended and/or restated from time to time and including all documents, agreements or instruments executed pursuant thereto or in connection therewith.

     "Intellectual Property Rights" means all proprietary rights and privileges of any kind or nature, however known or denominated, whether arising by operation of Law, Contractual Obligation or other means, throughout the world, including the right to distribute, exhibit, broadcast and market by all means now known or hereafter devised (including over the Internet, World Wide Web or other computer network), copyrights, patent rights, rights in service marks, trademarks, trade names, trade dress, trade secret rights, rights of privacy, publicity and biography, moral rights, and all other similar rights and collateral, ancillary and subsidiary rights of every kind and nature, together with the goodwill associated therewith, all remedies against infringements thereof and rights to protect any interest therein.

     "Knowledge" means actual knowledge of any individual listed as an executive officer of the Seller in Item 4 of the 2000 10-K or any director of the Seller listed in Item 10, Part III of the 2000 10-K, including, in the case of any representation or warranty herein, with respect to executive officers only, knowledge that would have been obtained from reasonable inquiry by any such listed executive officer of those Persons set forth on Exhibit C-2 hereto.

     "Laws" means all statutes, rules, regulations, codes, injunctions, judgments, orders, decrees, rulings, constitutions, ordinances or treaties, whether legislatively, judicially, administratively or otherwise promulgated, of any federal, state, regional, local, municipal and foreign, international, or multinational government or administration and related agencies. For purposes of Sections 3.11 and 3.13 only, "Laws" shall be deemed not to include any "Law" which constitutes an Environmental Law; it being understood that the representations and warranties with respect to Environmental Laws are set forth in Section 3.21 hereof.

     "Lease Deposit" means the deposit of $1,500,000 deposited by the Seller with 888 Seventh Avenue LLC, as landlord, under the terms of the Lease, dated as of December 24, 1996, between Paramount Group, Inc., as Agent for 888 7th Avenue Associates Limited Partnership, as landlord, and the Seller, as amended on December 10, 1998, January 15, 1999 and January 23, 1999.

     "Liability" means any liability or obligation whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether matured or unmatured, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due, including any liability for Taxes or other liability arising out of applicable Law.

     "Lien" means any mortgage, pledge, lien, security interest, charge, lien for Taxes (other than liens for Assumed Taxes not yet due and payable), equitable interest, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement, transfer for the purpose of subjection to the payment of any Indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

     "Material Adverse Effect" means any (i) material adverse effect on either
(A) the condition (financial or otherwise), properties, assets, operations or results of the Business, the Seller and its Subsidiaries or on the Acquired Assets, in each case taken as a whole, or (B) the ability of the Selling Parties to transfer to the Buyer, and the Buyer to acquire, rights in the Acquired Assets, taken as a whole, as contemplated hereby or (ii) material increase or other material adverse change in the nature of the Assumed Liabilities, taken as a whole; it being understood, however, that normal, recurring seasonal changes in revenue, working capital, and the mix of assets and liabilities of the Seller and its Subsidiaries consistent with prior periods will not be considered a "Material Adverse Effect".

     "MEI, Inc." means MEI, Inc., a Wisconsin corporation.

     "MEI Interests" means all outstanding shares of capital stock or other ownership interests held by any Selling Party in MEI, Inc., and all rights held by any Selling Party to acquire any such capital stock or interests (including any warrant, option or similar right).

     "Members of the Immediate Family" means, with respect to any individual, each spouse, domestic partner, parent, brother, sister or lineal descendant of such individual, each trust created solely for the benefit of one or more of the aforementioned individuals and each custodian or guardian of any property of one or more of the aforementioned individuals in his capacity as such custodian or guardian.

     "Most Recent Audited Balance Sheet" means the balance sheet as of December 30, 2000 contained within the 2000 Audited Financial Statements.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Permitted Liens" means (i) any easements, covenants, landlord's liens, rights-of-way and other encumbrances or restrictions with respect to real property which do not, individually or in the aggregate, materially detract from the value or impair the present use or operation of, or access to, the property subject thereto, or materially impair the operations of the Business, (ii) deposits under worker's compensation, unemployment insurance and social security laws to the extent required by applicable Laws and to the extent not related to any Retained Liability, (iii) any Liens securing the obligations of the Selling Parties under the Buyer DIP Facility and (iv) amounts set forth in Section 3.14(e) of the Disclosure Schedule.

     "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity or a governmental entity (or any department, agency, or political subdivision thereof).

     "Publishing Properties" means all literary, dramatic or other works and properties (whether published or unpublished), screenplays, books, publications, teleplays, stories, adaptations, scripts, treatments, scenarios and any and all other literary or dramatic materials of any kind embodying any of the Copyrights and/or distributed under any of the Marks.

     "Related Group" means a group of entities (whether or not incorporated) that would now be, or would have in the past been, considered as a single employer with the Seller and/or any of its Subsidiaries under Section 4001(b)(1) of ERISA or sections 414(b), (c), (m) or (o) of the Code.

     "Retained Tax" or "Retained Taxes" means (i) any transfer, transfer-gains, real property transfer, sales, excise, value-added or other similar tax incurred by reason of the transactions contemplated by this Agreement (including the transfer of the Acquired Assets to the Buyer) and (ii) any Income Tax or Income Taxes (other than Income Taxes of GB Canada), including in the case of both clauses (i) and (ii) any interest, penalty, or addition thereto, whether disputed or not.

     "Revolver and Term Facility" means the Revolving Credit and Term Loan Agreement, dated as of January 25, 2000, by and among GBPC, as borrower, The CIT Group/Business Credit, Inc., as agent, Foothill Capital Corporation, as co-agent and as documentation agent, and the various financial institutions party thereto from time to time as lender, as the same may be amended and/or restated from time to time and including all documents, agreements or instruments executed pursuant thereto or in connection therewith but excluding any amendment or modification thereto under which any Selling Party obtains credit or financing pursuant to Bankruptcy Code Section 364(b), (c) or (d).

     "Seller Transaction Expenses" means any and all third-party fees, costs and expenses incurred in connection with this Agreement, the making or performance of this Agreement, the transactions contemplated hereby or the Case by the Seller and/or any of its Subsidiaries (whether incurred prior to or after the Execution Date up to and including the Closing Date), including (x) any and all amounts payable to Willkie Farr & Gallagher, any counsel or advisor to any official committee, trustee or examiner or to any unofficial committee or creditor, S-A Capital, LLC, or to any other Person (including any financial, legal or other advisors to the Seller and any of its Subsidiaries, but subject to clause (y) of this definition) in connection with such matters, and (y) all amounts payable to Ernst & Young LLP.

     "Subsidiary" means (i) any corporation with respect to which a specified Person (or a Subsidiary thereof), directly or indirectly, owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors, (ii) any general partnership, limited liability company, joint venture or similar Person, at least a majority of whose outstanding partnership or similar interests shall at the time be owned, directly or indirectly, by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

     "Tax" or "Taxes" means any tax of any kind constituting Retained Taxes or Assumed Taxes.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Videogram" means any and all forms of videocassette, videodisc, video cartridge, tape, phonogram or other similar device now known or hereafter devised and designed for use in conjunction with a reproduction apparatus which causes a visual image (whether or not synchronized with sound) to appear on the screen of a television or any comparable device now known or hereafter devised.

     In addition, the definitions to the following terms can be found in the sections indicated below:

          "2000 Fiscal Year End"                        Section 3.1(a)
          "Acquired Assets"                                Section 2.1
          "Acquired Contracts"                          Section 2.1(g)
          "Acquired Leases"                             Section 2.1(h)
          "Acquired Permits"                            Section 2.1(i)
          "Affidavits of Service"                          Section 6.1
          "Agreement"                                         preamble
          "Approval Order"                              Section 6.1(h)
          "Assignment of Copyrights"                    Section 2.7(b)

          "Assignment of Marks"                         Section 2.7(b)
          "Assignment of Patents"                       Section 2.7(b)
          "Assumed Liabilities"                            Section 2.3
          "Assumption Agreement"                       Section 2.7(c)
          "Auction"                                     Section 5.5(a)
          "Bankruptcy Code"                                   recitals
          "Bankruptcy Court"                                  recitals
          "Bill of Sale"                                Section 2.7(b)
          "Business Employee"                             Section 10.8
          "Buyer"                                             preamble
          "Buyer Default Termination"                      Section 8.4
          "Buyer DIP Facility"                            Section 5.13
          "Buyer Party"                                    Section 4.1
          "Certificate of Certain Cash Amounts"         Section 2.5(f)
          "Classic"                                           preamble
          "Closing"                                        Section 2.6
          "Closing Date"                                   Section 2.6
          "Contributors"                                  Section 3.14
          "Copyrights"                                  Section 2.1(d)
          "Deposit"                                        Section 2.5
          "Domain Names"                                  Section 10.3
          "Domain Name Agreement"                       Section 2.7(b)
          "Domestic Subsidiaries"                             preamble
          "Employee Benefit Plan"                         Section 3.20
          "Employment Agreement"                           Section 6.1
          "Estate"                                        Section 5.12
          "Exchange Act"                                   Section 3.7
          "Excluded Assets"                                Section 2.2
          "Excluded Licenses"                           Section 2.1(e)
          "Execution Date"                                    preamble
          "Expense Reimbursement"                          Section 9.2
          "Expense Termination Events"                     Section 9.2
          "Financial Statements"                           Section 3.7
          "Foreign Plans"                                 Section 3.20
          "GB Canada Stand-Alone Financials"               Section 3.7
          "HSR Act"                                        Section 3.3
          "Licenses"                                    Section 2.1(e)
          "Marks"                                       Section 2.1(c)
          "Owned Real Property"                           Section 3.13
          "Parties"                                           preamble
          "Patents"                                     Section 2.1(l)
          "PCBs"                                          Section 3.21
          "Petition Date"                                     recitals
          "PSA"                                        Section 5.12(e)
          "Purchase Price"                                 Section 2.5
          "Retained Liabilities"                           Section 2.4

          "Sale Motion"                                 Section 5.5(b)
          "Sale Procedure Motion"                       Section 5.5(a)
          "SEC"                                            Section 3.7
          "SEC Reports"                                    Section 3.7
          "Securities Act"                                 Section 3.7
          "Seller"                                            preamble
          "Seller Bring-Down Certificate"                  Section 6.1
          "Seller Employee Benefit Plans"               Section 2.1(j)
          "Seller Insurance"                            Section 2.1(k)
          "Selling Parties"                                   preamble
          "Seller Plans"                                  Section 3.20
          "Specified Buyer Termination"                    Section 9.2
          "Stock Transfer Power"                        Section 2.7(b)
          "Trade Secrets"                               Section 2.1(f)
          "Welfare Plan"                                  Section 3.20
          "Works"                                       Section 2.1(b)

2. Acquisition of Assets.
   ----------------------

     2.1. Purchase and Sale of Assets. Upon the terms and subject to the conditions contained herein, at the Closing the Selling Parties will sell, assign, transfer, convey and deliver to the Buyer or its designee, and the Buyer shall purchase (or shall cause to be purchased) from the Selling Parties the Acquired Assets (as hereinafter defined), free and clear of any Lien of any kind whatsoever other than a Permitted Lien and except for Assumed Liabilities as and to the extent expressly provided in this Agreement (and provided that, subject to Section 5.11(b), the Acquired Securities shall be free and clear of all Liens), in exchange for (i) the Buyer's payment of the Cash Purchase Price (as set forth in Section 2.5), and (ii) the Buyer's assumption of the Assumed Liabilities (as defined in Section 2.3). As used in this Agreement the term "Acquired Assets" shall mean all the business, properties, assets, goodwill and rights of the Selling Parties of whatever kind and nature, real or personal, tangible or intangible, owned, leased, licensed, used or held for use or license by or on behalf of any of the Selling Parties, including, without limitation:

          (a) All assets or rights of the Selling Parties, whether or not reflected on the Most Recent Audited Balance Sheet, and all assets of the Selling Parties that have been acquired since the date of the Most Recent Audited Balance Sheet (in each case other than any such assets disposed of since the date of the Most Recent Audited Balance Sheet), including:

               (i) All Owned Real Property, together with all improvements, fixtures and fittings thereon, easements, rights-of-way and other appurtenant rights thereto (such as appurtenant rights in and to public streets);

               (ii) All tangible personal property owned by any of the Selling Parties wherever located that is used or licensed, intended to be used, licensed or sold, or held for use, license or sale by or on behalf of any of the Selling Parties, including (x) all originals and copies of all films, tapes, masters, duplicate masters, sub-masters, Videograms, foreign language dubbed and titled versions, pre-print elements, CD-ROMs and other interactive and/or multimedia products, or other physical embodiments of the Works (including in each case all cuts, trims, outtakes and stock footage, and all promos and other advertising or promotional spots) owned by any of the Selling Parties, and (y) all machinery, equipment, inventory, supplies, works in progress, finished goods, furniture, and automobiles owned by any of the Selling Parties, in the case of both clauses (x) and (y) whether such tangible personal property is then held by any of the Selling Parties, is in transit or is in the possession of a subcontractor, licensee, consignee, agent or other Person;

               (iii) All accounts receivable of any of the Selling Parties, all other rights of any of the Selling Parties to receive payment and all rights in respect of prepaid items however evidenced, whether by notes, instruments, chattel paper or otherwise;

               (iv) Any and all: (w) shares of capital stock or other equity interest issued by GB Canada, (x) shares of capital stock or other equity interest, evidence of Indebtedness or other security issued by any other Person and held by any of the Selling Parties (including the Acquired Securities but other than the MEI Interests) but excluding any Indebtedness owed solely to any Selling Party solely by any Selling Party or by GB Canada and excluding the capital stock of any Subsidiary of the Seller (other than GB Canada)), (y) rights of any of the Selling Parties to repayment of any loan, advance, prepayment or extension of credit to, or contribution to the capital of, any other Person (including any notes or other indicia of Indebtedness and any and all rights thereunder held by any Selling Party but excluding any Indebtedness owed solely to any Selling Party solely by any Selling Party or by GB Canada), and (z) any other similar investment held by any Selling Party; and

               (v) All Cash of any of the Selling Parties, other than any Selling Party's interest in the Cash Purchase Price;

          (b) All rights of the Selling Parties in and to the Entertainment Properties and Publishing Properties held or used by any of the Selling Parties, including those identified in Section 2.1(b) of the Disclosure Schedule (collectively, the "Works"), and including all Intellectual Property Rights of any of the Selling Parties in and to such materials and all proprietary aspects of such materials, including all literary, musical, dramatic, pictorial, graphic, sculptural, audiovisual, and recorded aspects of such materials, and all physical embodiments or versions of such materials, however stored or recorded in all media formats;

          (c) All rights (including all Intellectual Property Rights) of the Selling Parties in and to the trademarks, service marks, trade names, trade dress and other names and brand identifiers held or used by any of the Selling Parties, including the applications and registrations therefor identified in Section 2.1(c) of the Disclosure Schedule (collectively, the "Marks"), and further including all filings associated therewith and all specimens, samples, illustrations and files, correspondence, records or other documentation arising from or relating to such registrations, applications, and filings;

          (d) All rights (including all Intellectual Property Rights) of the Selling Parties in and to all copyrightable aspects and elements of each of the Works and the Marks and to all copyrights held or used by any of the Selling Parties, including those described and set forth in the copyright applications and registrations listed in Section 2.1(d) of the Disclosure Schedule hereto (all of the foregoing being collectively referred to as, the "Copyrights"), and further including all filings associated therewith and all specimens, samples, illustrations and files, correspondence, records or other documentation arising from or relating to such registrations, applications, and filings;

          (e) All rights of the Selling Parties in and to any Contractual Obligations pursuant to which (i) any of the Selling Parties has licensed from others any Intellectual Property Rights in the Works, Marks, or Copyrights and/or any computer software used in the Business (which shall be identified on such section of the Disclosure Schedule as "in-licenses"), and/or (ii) any of the Selling Parties has granted to others certain rights with respect to the Works, Marks, Copyrights and/or any Entertainment Properties or Publishing Properties (which shall be identified on such section of the Disclosure Schedule as "out-licenses") (the "in-licenses" and "out-licenses" being referred to collectively as the "Licenses"), including in the case of both clauses (i) and (ii) those listed in Section 2.1(e) of the Disclosure Schedule; and all exhibits and attachments to the various Licenses and all business records, files, documents, and materials arising from or relating to the Licenses, including: (w) all correspondence to or from the licensor or licensee; (x) all samples, prototypes, designs, templates, style guides, masters, sub-masters, duplicate masters and any similar reference or development material provided by the licensor or licensee; (y) all accounting records arising from or relating to each License, including records of all payments received from and made to the licensee or licensor; and (z) all records pertaining to compliance with License requirements, such as approval requirements, sample requirements, royalty or other guarantees, minimum or maximum distribution requirements, and other requirements; provided that, notwithstanding the foregoing in this paragraph (e), the Buyer shall not acquire any rights in or to any Licenses specifically identified in Section 2.1(e) of the Disclosure Schedule as being excluded (the "Excluded Licenses");

          (f) Any and all data and information of any of the Selling Parties, however stored or recorded, arising from or relating to the Works, the Marks, the Licenses, or the Copyrights which is maintained confidentially by any of the Selling Parties and which provides any of them a competitive advantage through its confidential status (collectively, the "Trade Secrets") together with all Intellectual Property Rights of any of the Selling Parties with respect thereto;

          (g) All rights of the Selling Parties under all Contractual Obligations with respect to which any of the Selling Parties has any rights (whether as party, third party beneficiary or otherwise), only to the extent identified in Section 2.1(g) of the Disclosure Schedule as an "Assumed Contract" and including any Contractual Obligations with respect to which the Buyer elects to reduce the Cash Purchase Price pursuant to clause

     (aa) of the definition of "Cash Purchase Price", but excluding (i) any Contractual Obligations of the types addressed in another paragraph of this
     Section 2.1, (ii) any employment contracts not listed on Section 2.1(g) of the Disclosure Schedule, (iii) any Contractual Obligation with any Affiliate of a Selling Party not listed on Section 2.1(g) of the Disclosure Schedule and (iv) any other Contractual Obligation not listed on Section 2.1(g) of the Disclosure Schedule which, by its terms, involves consideration to or from any Selling Party in excess of $25,000 in any fiscal year, other than any Contractual Obligations for the pre-production, production, manufacture, shipping or display of books in the Ordinary Course of Business (all of the foregoing, after giving effect to such exclusions and inclusions, collectively, the "Acquired Contracts");

          (h) All rights of any of the Selling Parties in and under all leaseholds and other rights in and to the premises occupied or used by any of the Selling Parties pursuant to any real property leases only to the extent identified on Section 2.1(h) of the Disclosure Schedule as an "Acquired Lease" (collectively, the "Acquired Leases");

          (i) All rights of any of the Selling Parties under all governmental licenses, permits, authorizations, orders, registrations, certificates, variances, approvals, consents and franchises used or useful in connection with the operation of the Business and any and all pending applications relating to any of the foregoing, excluding those listed and described in
     Section 2.1(i) of the Disclosure Schedule (collectively, the "Acquired Permits");

          (j) All rights of any of the Selling Parties with respect to the insurance policies and Contractual Obligations included in or related to the Employee Benefit Plans solely to the extent such insurance policies, Contractual Obligations and Employee Benefit Plans are identified in
     Section 2.1(j) of the Disclosure Schedule as being acquired by the Buyer (collectively, the "Seller Employee Benefit Plans") including all rights with respect to the funded assets of Seller Employee Benefit Plans and contributions payable by any Selling Party to such plans;

          (k) All rights of any of the Selling Parties in, under and with respect to the insurance policies, contracts and coverages (other than Seller Employee Benefit Plans) obtained by any of the Selling Parties or listing any of them as an insured party, a beneficiary or loss payee, solely to the extent identified in Section 2.1(k) of the Disclosure Schedule as being acquired by the Buyer (collectively, the "Seller Insurance");

          (l) All rights (including all Intellectual Property Rights) of the Selling Parties in and to all patents and patent applications (domestic and international) held or used by any of the Selling Parties, including those identified in Section 2.1(l) of the Disclosure Schedule hereto (the "Patents"), along with all filings associated therewith and including all specimens, samples, illustrations and files, correspondence, records or other documentation arising from or relating to such filings, and all inventions, discoveries, improvements, processes, formulae (secret or otherwise), engineering, technical and shop drawings, specifications, know-how and ideas to which any Selling Party owns

     Intellectual Property Rights, whether patentable or not and whether or not presently utilized in the Business;

          (m) All rights of the Selling Parties under all confidentiality agreements pursuant to which any third party has agreed not to disclose any Confidential Information;

          (n) All business and financial records, books, ledgers, files, plans, documents, correspondence, lists (including all customer, distributor, supplier and mailing lists), drawings, notebooks, specifications, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records, whether written or electronically stored or however otherwise recorded, maintained or stored (including in each case all copies thereof and all rights in and to the information contained therein);

          (o) All claims, deposits (including the Lease Deposit), bank and lock-box accounts, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, defenses, affirmative defenses, rights of defense, and rights of recoupment of any of the Selling Parties;

          (p) All rights of any of the Selling Parties to and in respect of any telephone numbers, web-sites, e-mail addresses and Internet domain names registered in the name of any of the Selling Parties or any of their respective predecessors in interest or divisions or any other names under which any Selling Party conducts or has conducted business;

          (q) All rights of the Selling Parties to the use of the names "Golden Books," "Golden Books Family Entertainment," "Golden Books Publishing Company," "Golden Books Home Video," "LRM Acquisition Corp.," "Shari Lewis Enterprises," "SLE Productions" and any variations thereof; and

          (r) All goodwill and other assets of the Selling Parties of every kind and description, tangible or intangible, pertaining to or used in the Business.

Notwithstanding anything to the contrary in this Section 2.1, none of the foregoing property or assets described in this Section 2.1 shall include any Excluded Assets or any assets disposed of since the date of the Most Recent Audited Balance Sheet.

     2.2. Excluded Assets. There shall be excluded from the Acquired Assets to be sold, assigned, transferred, conveyed and delivered to the Buyer or its designee hereunder and, to the extent in existence on the Closing Date, there shall be retained by the Selling Parties, the following assets, properties and rights (collectively, the "Excluded Assets"):

          (a) All rights of the Selling Parties under this Agreement;

          (b) All capital stock of all Subsidiaries of any of the Selling Parties (other than GB Canada) and the MEI Interests;

          (c) All rights of the Selling Parties under any real property leases (other than the Acquired Leases);

          (d) All rights of the Selling Parties in, under, and with respect to the insurance policies, contracts and coverages obtained by any of the Selling Parties or listing any of them as an insured party, a beneficiary or loss payee (other than any Seller Insurance or any Seller Employee Benefit Plan to the extent acquired by the Buyer under Section 2.1);

          (e) All rights in, under and with respect to the assets, any administrative service contracts or funding arrangements associated with any Employee Benefit Plans;

          (f) Any Indebtedness owed to any Selling Party solely by the Seller and/or one or more of its Subsidiaries, and any Guarantees in favor of any Selling Party made solely by the Seller and/or one or more of its Subsidiaries;

          (g) All Contractual Obligations with respect to any right of any Person to acquire any capital stock or other direct or indirect ownership interest in the Seller and/or any of its Subsidiaries (including any warrant, option or similar instrument) or with respect to any right to request registration of such capital stock or ownership interest under the Securities Act or otherwise;

          (h) Other than with respect to GB Canada, all corporate seals, minute books, charter documents, corporate stock record books, registers of other securities, copies of original tax and financial records (the originals of which will be delivered to the Buyer as part of the Acquired Assets), and such other books and records as pertain only to the organization, existence, share capitalization or debt financing of the Selling Parties;

          (i) All losses, loss carryforwards and rights to receive refunds, credits and loss carryforwards with respect to any and all Retained Taxes;

          (j) All rights of any of the Selling Parties under any Contractual Obligation identified on any schedule or exhibit to this Agreement as excluded;

          (k) All Artech Assets;

          (l) All items listed on Section 2.2(l) of the Disclosure Schedule; and

          (m) All Excluded Licenses.

     2.3. Assumption of Liabilities. On the terms and subject to the conditions set forth herein, the Buyer will assume effective as of the Closing, and thereafter will pay, perform and discharge in accordance with their terms, as and when due, the Assumed Liabilities (as hereinafter defined). As used herein, the term "Assumed Liabilities" shall mean only (i) the liability accounts listed on Exhibit C-1 as of the Closing Date in amounts determined in accordance with the same methodology utilized in Exhibit C-1 to derive the amounts listed therein in the column captioned "Adjusted Balance", and (ii) each of the following Liabilities of the Selling Parties:

          (a) Liabilities of the Selling Parties for or in respect of Indebtedness or Guarantees of Indebtedness solely to the extent such Indebtedness is identified in Section 2.3(a) of the Disclosure Schedule as being assumed;

          (b) Liabilities of the Selling Parties for or in respect of deferred compensation obligations solely to the extent such deferred compensation obligations are identified in Section 2.3(b) of the Disclosure Schedule as being assumed;

          (c) Without duplication, the liability accounts relating to trade payables listed on Exhibit C-1 as of the Closing Date, in amounts determined in accordance with the same methodology utilized in Exhibit C-1 to derive the amounts listed therein in the column captioned "Adjusted Balance", whether arising prior to, on or after the Petition Date;

          (d) Liabilities of the Selling Parties for any Assumed Taxes of any of the Selling Parties; and

          (e) Liabilities of the Selling Parties to the extent arising under or related to Licenses, Acquired Leases, Acquired Permits, Acquired Contracts and confidentiality agreements acquired by the Buyer pursuant to Section 2.1(m) hereof accrued or arising prior to the Closing Date under the terms of such License, Acquired Lease, Acquired Permit, Acquired Contract or confidentiality agreement.

     2.4. Liabilities Not Assumed. The Buyer will not assume or perform, and the Selling Parties hereby agree to retain, pay, perform and discharge in accordance with their terms (as the same may be modified in connection with the Case), as and when due, the Retained Liabilities. As used herein, the term "Retained Liabilities" shall mean all Liabilities not expressly assumed as Assumed Liabilities pursuant to Section 2.3 and shall include, without limitation, any and all of the following Liabilities of any of the Selling Parties (it being understood and agreed that all of the following Liabilities of the Selling Parties will be Retained Liabilities notwithstanding any contrary implication in Exhibit C-1):

          (a) Any Liability of any of the Selling Parties for any Seller Transaction Expenses;

          (b) Any Liability of any of the Selling Parties for (i) any Indebtedness or other Liability arising under or with respect to the Revolver and Term Facility or any Guarantee in connection therewith, (ii) any Indebtedness or other Liability arising under or with respect to any DIP Facility or any Guarantee in connection therewith, (iii) any Indebtedness or other Liability arising under or with respect to the Indenture or the senior secured notes issued pursuant thereto or any Guarantee in connection therewith, (iv) any Indebtedness of any Selling Party owing solely to any Selling Party and/or to GB Canada, (v) any Guarantee of any Selling Party solely in favor of any Selling Party and/or in favor of GB Canada, or (vi) except solely to the extent specified in
     Section 2.3(a) of the Disclosure Schedule, any other Indebtedness or Guarantee of Indebtedness of the Seller and/or any of its Subsidiaries;

          (c) Any Liability of any of the Selling Parties for any Retained Taxes whether or not relating to the Business or to the transactions contemplated hereby and whether or not incurred prior to the Closing (including any Liability of any of the Selling Parties for the unpaid Retained Taxes of any other Person as a transferee or successor, by Contractual Obligation or otherwise);

          (d) Any Liability of any of the Selling Parties to indemnify any Person by reason of the fact that such Person was a director or officer of any of the Selling Parties or was serving at the request of any of the Selling Parties as a partner, trustee, director, officer, employee, or agent of another Person;

          (e) Except for Liabilities under Acquired Contracts (specifically, the employment agreements between the Seller and each of Richard Snyder, Philip Galanes and Colin Finkelstein, which agreements are being assumed by Classic), any Liability of any of the Selling Parties to any employees, officers, directors, consultants, independent contractors and Affiliates arising out of severance, change of control, stay-pay, sale bonus, retention bonus, or other special compensation or golden parachute arrangements (including any such Liability incurred in connection with the making and performance of this Agreement and consummation of the transactions contemplated hereby);

          (f) Except for Liabilities under Acquired Contracts (specifically, the employment agreements between the Seller and each of Richard Snyder, Philip Galanes and Colin Finkelstein, which agreements are being assumed by Classic), any Liability of any of the Selling Parties arising under, out of or with respect to any Employee Benefit Plan;

          (g) Any Liability of any of the Selling Parties arising out of or resulting from noncompliance with or violation of any Laws (including any securities Laws);

          (h) Any Liability of any of the Selling Parties arising out of any occurrences of bodily injury, property damage or personal injury which take place on or prior to the Closing Date;

          (i) Any Liability of any of the Selling Parties with respect to deferred purchase price payment obligations or non-competition payment obligations associated with (x) any prior acquisition of any business, Subsidiary, security, or assets constituting all or substantially all of an operating business, any material Owned Real Property, or any other asset purchased or acquired outside of the Ordinary Course of Business having an initial cost or value of more than $250,000 in the aggregate except for amounts identified on Section 3.14(e) of the Disclosure Schedule, or (y) any disposition of any business, Subsidiary, security or material assets (other than inventory disposed of in the Ordinary Course of Business and inventory disposed of outside the Ordinary Course of Business in an aggregate amount not exceeding $250,000);

          (j) Any Liability of any of the Selling Parties to indemnify any third party in connection with the disposition of any formerly owned subsidiaries, operating businesses, material properties or discontinued operations;

          (k) Except as set forth in Section 2.3(h), any Liability of any of the Selling Parties to any Person arising from or in connection with such Person's direct or indirect ownership (at any time) of any capital stock of or other beneficial interest in (or any right to acquire such stock of or interest in) any of the Selling Parties;

          (l) Any Liability of any of the Selling Parties under any executory contract or unexpired lease which will be assumed and assigned under section 365 of the Bankruptcy Code (including all Licenses, Acquired Leases, Seller Insurance, Acquired Permits, Acquired Contracts, Seller Employee Benefit Plans, and confidentiality agreements pursuant to Section 2.1(m) hereof), in excess of all amounts necessary to pay Liabilities that accrued or arose prior to the Petition Date under the terms of such contract or lease;

          (m) Any Liability of any of the Selling Parties to the extent arising out of or related to any of the Excluded Assets;

          (n) Any Liability of any of the Selling Parties under this Agreement;

          (o) Any Liability of any Selling Party for claims arising from the recovery of property under Bankruptcy Code sections 522, 545, 547, 548, 550, and 553;

          (p) Except as provided in Section 2.3(e), Liabilities of the Selling Parties arising under any collective bargaining agreement;

          (q) Any Liability of any of the Selling Parties arising out of, under or with respect to any Contractual Obligation (other than Licenses, Acquired Leases, Acquired Permits, Acquired Contracts and confidentiality agreements acquired by the Buyer pursuant to Section 2.1(m) hereof);

          (r) Any Liability of any of the Selling Parties to the extent specified on Exhibit M hereto;

          (s) Any Liability arising under or with respect to any Contractual Obligation to the extent such Contractual Obligation is not assigned to the Buyer (or its permitted designee (if any)) at the Closing;

          (t) Except for Liabilities arising under Acquired Contracts (specifically, the employment agreements between the Seller and each of Richard Snyder, Philip Galanes and Colin Finkelstein, which agreements are being assumed by Classic), any Liability of any of the Selling Parties to any current or former Business Employee, whether under applicable Law, any agreement or otherwise;

          (u) Except as provided in Section 2.3(b), Liabilities for or in respect of deferred compensation obligations;

          (v) All Artech Liabilities;

          (w) Except for Liabilities arising under Acquired Contracts (specifically, the employment agreements between the Seller and each of Richard Snyder, Philip Galanes and Colin Finkelstein, which agreements are being assumed by Classic), Liabilities of the Selling Parties under or with respect to Employee Benefit Plans of any Selling Party;

          (x) Liabilities of the Selling Parties for post-retirement medical and/or life insurance benefits arising solely under collective bargaining agreements to which one or more of the Selling Parties were a signatory; and

          (y) Liabilities arising out of or arising from noncompliance with, violation of, or any investigation, remediation or other response required under Environmental Laws.

     2.5. Purchase Price.

          (a) The aggregate transaction consideration (the "Purchase Price") to be paid by the Buyer to the Selling Parties in respect of the purchase and sale of the Acquired Assets hereunder shall consist of (i) the Cash Purchase Price, which will be paid in cash as provided in this Section 2.5, and (ii) the Buyer's assumption of the Assumed Liabilities.

          (b) On the Execution Date the Buyer shall pay to the Seller an additional $9,000,000 deposit (together with the $1,000,000 deposit previously submitted on behalf of the Buyer, the "Deposit").

          (c) At the Closing, (i) the Buyer will pay to the Selling Parties an amount equal to (x) the Cash Purchase Price minus (y) the Deposit (including any interest earned thereon), such payment to be made by wire transfer of immediately available funds to an account specified to the Buyer in written instructions delivered to the Buyer at least three business days prior to Closing and (ii) the Buyer and the Seller will deliver joint written instructions to the Escrow Agent, instructing the Escrow Agent to pay the Deposit (including any interest earned thereon) to the Selling Parties in accordance with the terms of the Escrow Agreement.

          (d) Notwithstanding anything herein to the contrary, no personal liability shall accrue to any individual as a result of the execution and delivery in their personal capacity of any certificate under this Agreement, in the absence of fraud.

          (e) At the Closing, the Buyer may elect in its sole discretion to pay amounts that otherwise would have been retained as Liabilities of the Seller pursuant to Section 2.4(1), which payments shall be deducted from the Cash Purchase Price in an amount not to exceed $950,000 as set forth in subsection (aa) of the definition of "Cash Purchase Price" herein.

          (f) At the Closing, the Seller shall deliver to the Buyer a certificate signed by the Seller setting forth the amount of (i) all cash funded into accounts in respect of payroll in the Ordinary Course of Business which cash remains in such accounts on the Closing Date or is used for payroll on or after the Closing Date and (ii) any check overdrafts, cash/book overdrafts or amounts otherwise reflected as negative Cash on the general ledger of the Seller and its Subsidiaries on the Closing Date, in the case of both clauses (i) and (ii) above, for the purpose of determining the amounts referred to in clauses (x) and (z) of the definition of "Cash Purchase Price" (such certificate, the "Certificate of Certain Cash Amounts").

     2.6. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of McDermott, Will & Emery in New York, New York, as soon as reasonably possible after due satisfaction or waiver in writing of the last to be so satisfied or waived of all of the conditions to Closing set forth in Section 6 (other than those conditions to be satisfied at Closing) or at such other place or date as the Parties may mutually determine (the date upon which the Closing actually occurs being referred to herein as the "Closing Date").

     2.7. Deliveries at the Closing. At the Closing:

          (a) The Seller and its Subsidiaries will deliver to the Buyer the various certificates, instruments and documents required of each of them under Section 6.1 (including the consents listed in Section 6.1(d) of the Disclosure Schedule);

          (b) The Selling Parties will execute, acknowledge (if appropriate), and deliver to the Buyer: (i) Bills of Sale substantially in the forms attached hereto as Exhibit D-1 which includes a power of attorney (the "Bill of Sale"); (ii) the Assignments of Copyrights substantially in the form attached hereto as Exhibit D-2 (the "Assignments of Copyrights");
     (iii) the Assignments of Marks, Trademark Applications and Goodwill substantially in the form attached hereto as Exhibit D-3 (the "Assignment of Marks"); (iv) the Assignments of Patents substantially in the form attached hereto as Exhibit D-4 (the "Assignments of Patents"), (v) the Domain Name Transfer Agreements substantially in the form attached hereto as Exhibit D-5 (the "Domain Name Agreements"); (vi) certificates evidencing the Acquired Securities accompanied, in each case, by a stock transfer power in substantially the form attached hereto as Exhibit D-6 (the "Stock Transfer Power"), and (vii) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel may reasonably request;

          (c) The Buyer will deliver to the Selling Parties the various certificates, instruments and documents required under Section 6.2 and the Selling Parties and the Buyer will execute, acknowledge (if appropriate), and deliver the Assumption Agreement substantially in the form attached hereto as Exhibit D-7 (the "Assumption Agreement");

          (d) The Buyer will deliver or cause the delivery of the consideration as provided in Section 2.5; and

          (e) The Selling Parties shall put the Buyer in possession of the Acquired Assets free and clear of all Liens (other than Permitted Liens and except for Assumed Liabilities as and to the extent expressly provided in this Agreement); provided that the Selling Parties shall deliver to the Buyer all certificates representing the Acquired Securities duly endorsed for transfer and accompanied by a Stock Transfer Power to the Buyer with signature guaranteed and otherwise in a form reasonably acceptable to the Buyer, free and clear of all Liens.

     2.8. Preliminary Allocation of Purchase Price. The preliminary allocation of the Purchase Price for the Acquired Assets shall be as determined by an allocation to be agreed upon by the Parties prior to the Closing. The allocation may be amended or modified by mutual agreement of the Parties to establish a final allocation prior to the filing of the applicable Tax Returns of the Buyer or the Seller and its Subsidiaries. The Buyer and the Selling Parties agree to use such final allocation in all Tax Returns. Such allocation of the Purchase Price will not be binding upon the Selling Parties' creditors or other parties in interest in any proceeding under Chapter 11 of the Bankruptcy Code and will not have precedential value with respect to any allocations of value contained in a plan or plans under Chapter 11 of the Bankruptcy Code involving the Selling Parties.

     2.9. Allocation and Apportionment. The Parties shall cooperate in all respects in order to effectuate the allocation and apportionment of the Acquired Assets and Assumed Liabilities as between the two entities constituting the Buyer in accordance with Exhibit D-8, which Exhibit shall be provided by the Buyer no later than one day following the Execution Date.

3. Representations and Warranties of the Selling Parties.
   ------------------------------------------------------

     The Selling Parties jointly and severally represent and warrant to the Buyer, in each case except as set forth in the subsection and paragraph of the Disclosure Schedule corresponding to such subsection or paragraph of this
Section 3, as follows:

     3.1. The Seller; Subsidiaries; Investments.

          (a) The Seller is a Delaware corporation, duly organized, validly existing, and in good standing under the laws of Delaware. The Seller's certificate of incorporation and bylaws as incorporated by reference in the 2000 10-K for the fiscal year ended December 30, 2000 (the "2000 Fiscal Year End") are accurate and complete copies thereof and have not been subsequently amended. All of the Seller's Subsidiaries are listed on
     Exhibit 21 to the 2000 10-K, and all such Subsidiaries are wholly-owned. The Seller and each of its Subsidiaries is qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in
     Section 3.1(a) of the Disclosure Schedule, which such jurisdictions are the only jurisdictions where the nature of the activities conducted by it or the character of the property owned, leased or operated by it make such qualification necessary or appropriate, except for any failure to be so qualified that has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Seller and each of its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it, except where any failure to have such power, authority or authorization has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws, or any other similar governing or organizational documents, of each of its Subsidiaries (each as amended to date). Neither the Seller nor any of its Subsidiaries is in default under or in violation of any provision of its charter, bylaws or any other similar governing or organizational documents.

          (b) Section 3.1(b)(i) of the Disclosure Schedule sets forth any Person (other than Subsidiaries of the Seller) in which the Seller and/or any of its Subsidiaries has any direct or indirect equity participation or ownership interest or to which the Seller or any of its Subsidiaries have extended any loan or similar investment. With respect to each Person set forth in Section 3.1(b)(i) of the Disclosure Schedule, neither the Seller nor any of its Subsidiaries has any Liability in respect of or other obligation to make or incur any (x) loan, Indebtedness, Guarantee or other extension of credit or financing to or in favor of such Person, or (y) contribution to capital to, acquisition of any equity participation or ownership interest of, or other investment in, such Person. Except as set forth on Section 3.1(b)(ii) of the Disclosure Schedule, no Person other than the Selling Parties has any right, title or interest in any capital stock of, or other ownership interest in, any Person set forth in Section 3.1(b)(i) of the Disclosure Schedule or in any of their respective profits, earnings, gains or losses or any warrant, option or similar right to acquire any such capital stock or ownership interest. Except as set forth in Section 3.1(b)(iii) of the Disclosure Schedule, neither the Seller nor any of its Subsidiaries has any joint venture, partnership or other Contractual Obligation with James Shooter or otherwise with respect to the ventures known as "Broadway Comics" or "Defiant Comics".

     3.2. Authorization. Each of the Selling Parties has the power and authority to execute and deliver this Agreement and, subject to obtaining the Approval Order, to perform their respective obligations hereunder. All corporate actions to be taken by or on the part of each of the Selling Parties to authorize and permit the execution and delivery by each of them of this Agreement and the documents required to be executed and delivered by each of them pursuant hereto, the performance by each of them of their respective obligations hereunder and thereunder, and the consummation by each of them of the transactions contemplated herein and therein, have been duly and properly taken. This Agreement has been duly executed and delivered by each of the Selling Parties and constitutes, subject to obtaining the Approval Order in order to consummate the Closing, the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms and conditions.

     3.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2), will (i) violate any Law to which the Seller and/or any of its Subsidiaries or any of their respective property is subject, (ii) violate any provision of the charter or bylaws or any other similar governing or organizational documents of the Seller and/or any of its Subsidiaries, or (iii) subject to obtaining the Approval Order, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent (other than notices and consents specified in Section 3.3 of the Disclosure Schedule) under any Contractual Obligation to which the Seller and/or any of its Subsidiaries is subject or by which any of them is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Lien upon any of the Acquired Assets), except for such conflicts, breaches, defaults, accelerations or such rights to accelerate, terminate, modify or cancel, or any failure to observe any such notice or consent requirements which has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Other than in connection or in compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the Approval Order, or as set forth in Section 3.3 of the Disclosure Schedule, neither the Seller nor any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, waiver or approval of, any government or governmental agency in order for such Persons to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2).

     3.4. Brokers' Fees. Neither the Seller nor any of its Subsidiaries has any Liability to pay any fees or commissions to any broker, finder, investment bank, financial advisor or agent with respect to the transactions contemplated by this Agreement for which the Buyer or any of its Affiliates is or could become liable or obligated.

     3.5. Assets.

          (a) Title to Assets. The Seller and each of its Subsidiaries have good and valid title to or, in the case of property held under lease or other Contractual Obligation, a valid and subsisting leasehold interest in or a legal, valid and enforceable right to use, and, upon obtaining the Approval Order and subject to the terms and conditions thereof, the power and authority to sell, transfer and assign to the Buyer (or its designee) the Acquired Assets owned by it, free and clear of all Liens, other than Permitted Liens. The Acquired Securities are free and clear of all Liens. GB Canada holds all of its assets, tangible and intangible, free and clear of all Liens (other than (i) Permitted Liens and (ii) Liens arising pursuant to the DIP Facility contemplated by Section 5.1(b)(i)).

          (b) Location of Assets.

               (i) Section 3.5(b)(i) of the Disclosure Schedule lists (x) substantially all addresses and/or locations of any tangible assets in the possession of the Seller and/or any of its Subsidiaries that are included in the Acquired Assets (including the location of substantially all masters, duplicate masters (including foreign language dubbed or titled versions), sub-masters or other pre-print elements or similar tangible assets) and (y) the address and/or location of all material tangible assets in the possession of the Seller and/or any of its Subsidiaries that are included in the Acquired Assets (including the location of all material masters, duplicate masters (including foreign language dubbed or titled versions), sub-masters or other pre-print elements or similar tangible assets).

               (ii) Section 3.5(b)(ii) of the Disclosure Schedule lists (x) substantially all addresses and/or locations of any tangible assets in the possession of any third party that are included in the Acquired Assets (including the location of substantially all masters, duplicate masters (including foreign language dubbed or titled versions), sub-masters or other pre-print elements or similar tangible assets) and (y) the address and/or location of all material tangible assets in the possession of any third party that are included in the Acquired Assets (including the location of all material masters, duplicate masters (including foreign language dubbed or titled versions), sub-masters or other pre-print elements or similar tangible assets).

          (c) Condition and Storage of Certain Assets. For substantially all Works and for each material Work, there exist original or duplicate negatives or other appropriate and customary pre-print elements and duplicating materials, sound tracks and other materials, owned and controlled by the Seller and/or one or more of its Subsidiaries and sufficient to create masters, duplicate masters and sub-masters in a manner sufficient to conduct the Business. The Seller and/or its Subsidiaries are storing substantially all Works and each material Work in a manner which in the exercise of reasonable business judgment is sufficient to preserve such Works for exploitation in the conduct of the Business. Since December 25, 1999, no master or sub-master embodying any of the Works has suffered any material damage or been destroyed or misplaced or otherwise lost, except for (i) ordinary wear and tear, (ii) instances where that same has since been replaced, or (iii) instances where the same is capable of being replaced at a nominal cost not exceeding $10,000 with respect to any single item or $50,000 in the aggregate.

          (d) Equipment and Similar Tangible Assets. The Seller's and its Subsidiaries' respective buildings, real property, improvements, machinery, equipment, and other similar material tangible assets are, in the aggregate, free from material defects (patent and latent), have been maintained, in the aggregate, in accordance with normal industry practice, are in good satisfactory operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are currently used.

     3.6. All Assets Necessary to Conduct Business. The Acquired Assets comprise all of the assets, properties and rights of every type and description, real, personal, tangible and intangible (other than the Excluded Assets) held or used by the Selling Parties in and, in the reasonable opinion of the management of the Selling Parties, necessary to, the Business as currently conducted.

     3.7. Financial Statements; SEC Reports.

          (a) Except (i) as disclosed on Section 3.7(a) of the Disclosure Schedule, (ii) for the delay in the filing of the 2000 10-K and (iii) for the delay in the filing of the Seller's quarterly report on Form 10-Q for its fiscal quarter ending March 31, 2001, the Seller has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") from January 27, 2000 through the Execution Date (collectively, and specifically including the 2000 10-K, the "SEC Reports"). The Seller has delivered to the Buyer a stand-alone balance sheet as of the 2000 Fiscal Year End and an income statement for the fiscal year ended December 30, 2000 for GB Canada, copies of which are attached hereto as Exhibit F (the "GB Canada Stand-Alone Financials"). The financial statements contained in the SEC Reports (or incorporated therein by reference), and the 2000 Audited Financial Statements (collectively, the "Financial Statements"), were prepared in accordance with GAAP consistently applied throughout the periods specified therein (except, in the case of the unaudited interim consolidated financial statements, as may be permitted under Form 10-Q of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), are correct and complete in all material respects, present fairly, in all material respects, the financial condition of the Seller and its Subsidiaries as of such dates and the results of operations of the Seller and its Subsidiaries for such periods specified therein and are consistent with the books and records of the Seller and its Subsidiaries. The unaudited interim consolidated financial statements should be read in conjunction with the 2000

     Audited Financial Statements contained in the 2000 10-K. The unaudited interim consolidated financial statements were prepared in accordance with the requirements of the Exchange Act, except for the inclusion of footnotes. In the opinion of the Seller, the unaudited interim consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the consolidated financial position, results of operations and cash flows of the Seller and its Subsidiaries, for the periods indicated. The GB Canada Stand-Alone Financials are unaudited, do not contain footnotes, and in relation to the 2000 Audited Financial Statements taken as whole: (i) are prepared in accordance with the Seller's historic practice for their inclusion in the 2000 Audited Financial Statements; (ii) are in accordance with GAAP; (iii) are fairly presented in all material respects; and (iv) are consistent with the books and records of the Seller and its Subsidiaries. The Execution Date Schedule of Liabilities is attached as Exhibit C-1 and reflects liabilities recorded in the books and records of the Seller and its Subsidiaries which have been determined in accordance with the Company's standard practices subject to the adjustments included in Exhibit C-1. The Closing Date Schedule of Liabilities will be in the same form as the Execution Date Schedule of Liabilities and it will be prepared in accordance with the procedures specified in Exhibit E.

          (b) On the date of filing thereof, each SEC Report complied in all material respects with the then applicable requirements of the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the SEC promulgated thereunder (other than with respect to the failure of the Seller to timely file (i) the 2000 10-K and
     (ii) the Seller's quarterly report on Form 10-Q for its fiscal quarter ending March 31, 2001) and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Seller's Subsidiaries is required to file any statements or reports with the SEC. As of their respective dates, all reports and statements filed by the Seller with the SEC prior to the Closing Date will comply in all material respects with the then applicable requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC promulgated thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The consolidated financial statements of the Seller to be included in such reports and statements will be prepared in accordance with GAAP consistently applied throughout the periods specified therein and will be correct and complete in all material respects, will present fairly the financial condition of the Seller and its Subsidiaries as of such dates and the results of operations of the Seller and its Subsidiaries for such periods and will be consistent with the books and records of the Seller and its Subsidiaries.

     3.8. Indebtedness; Guarantees.

          (a) Except as set forth in the Financial Statements or in Section 3.8(a) of the Disclosure Schedule, none of the Selling Parties has any outstanding Indebtedness other than Indebtedness under the DIP Facility, the Buyer DIP Facility, and/or Indebtedness owing solely to one or more of the Selling Parties. Except in connection with the

     Indenture, the Revolver and Term Facility, the DIP Facility contemplated by
     Section 5.1(b)(i) and the Buyer DIP Facility, and except as set forth on
     Section 3.8(a) of the Disclosure Schedule, none of the Selling Parties has any outstanding Guarantees in favor of any other Person (other than Guarantees in favor of one or more of the Selling Parties or of GB Canada) or is otherwise liable for any Indebtedness of any other Person (other than one or more of the Selling Parties or of GB Canada).

          (b) GB Canada has no outstanding Indebtedness or any outstanding Guarantee in favor of any other Person, except for Indebtedness arising under the DIP Facility as contemplated by Section 5.1(b)(i), Indebtedness arising under the CIBC Facility, Indebtedness and/or Guarantees in connection with forbearances granted under the Revolver and Term Facility and Indebtedness owing solely to one or more of the Selling Parties (together with any additional such Indebtedness incurred from and after the Execution Date in compliance with Section 5.1(b)) and for Guarantees solely in favor of one or more of the Selling Parties as set forth on Section 3.8(b) of the Disclosure Schedule. As of the Execution Date, neither MEI, Inc. nor 8 Candles Productions has any outstanding Indebtedness or any outstanding Guarantee in favor of any Person.

     3.9. Absence of Changes. Except as disclosed in the SEC Reports or in
Section 3.9 of the Disclosure Schedule (other than paragraph (a) of this Section 3.9, which shall not be qualified by Section 3.9 of the Disclosure Schedule) or as specifically required in this Agreement, the Seller and its Subsidiaries have conducted the Business only in the Ordinary Course of Business since the 2000 Fiscal Year End and, (i) since July 25, 2001, with respect to paragraph (a) of this Section 3.9 and (ii) since the 2000 Fiscal Year End, with respect to paragraphs (b) through (r) of this Section 3.9, there has not been:

          (a) any change, event or circumstance which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, provided that any change, event or circumstance of the type described in Exhibit H shall not constitute a Material Adverse Effect for purposes of this paragraph (a);

          (b) any sale, lease, transfer, or assignment of any of the assets, tangible or intangible, of the Seller and/or any of its Subsidiaries (other than (i) sales of inventory in the Ordinary Course of Business, (ii) sales or other transfers of obsolete inventory in amounts and on terms consistent with past practice of the Seller and its Subsidiaries, or (iii) transfers of assets solely among the Selling Parties or among the Selling Parties and GB Canada);

          (c) any capital expenditure by the Seller and/or any of its Subsidiaries involving more than $75,000 singly or $200,000 in the aggregate;

          (d) any cancellation, compromise, waiver, or release by the Seller and/or any of its Subsidiaries of any material right or material claim or Indebtedness;

          (e) any material change with respect to the cash management, payment of accounts payable or Liabilities, billing, or collection policies or practices of the Seller and/or any of its Subsidiaries;

          (f) any material change in prompt payment or pre-payment rebates, most-favored pricing or other price protections or similar programs of the Seller and/or any of its Subsidiaries;

          (g) at any time prior to the Execution Date, any threat or notification (in writing or, to the Knowledge of the Seller and its Subsidiaries, orally) by or other indication that one or more material licensors, distributors, customers or suppliers of the Seller and/or any of its Subsidiaries that they (i) have terminated or intend to terminate their respective business relationships (or have modified or intend to modify such relationships) with the Seller and/or any of its Subsidiaries in a manner which is materially less favorable, in the aggregate, to the Seller and its Subsidiaries than on the 2000 Fiscal Year End, or (ii) have not agreed to, or will not agree to, do business with the Buyer after the Closing on terms and subject to conditions at least as favorable, in the aggregate, to the Buyer as provided to the Seller and/or one or more of its Subsidiaries on the 2000 Fiscal Year End;

          (h) any damage, impairment, destruction or loss (whether or not covered by insurance) to any property of the Seller and/or any of its Subsidiaries involving more than $50,000 singly or $100,000 in the aggregate;

          (i) except as may be required by Law, any modification or change in the application of GAAP from the manner in which it was applied in the 2000 Audited Financial Statements;

          (j) any change in the bonus target amounts or changes in the sales targets, earnings targets or other criteria for achievement or vesting of bonus payment rights under any employment agreements or bonus plans or arrangements of the Seller and/or any of its Subsidiaries;

          (k) any declaration or payment of any dividends or distributions on any class of the Seller's capital stock;

          (l) any purchase, redemption or other acquisition or retirement by the Seller of its capital stock of any class, or other return of capital or distribution of any assets to its stockholders as such;

          (m) any purchase, redemption or other acquisition or retirement by the Seller or any of its Subsidiaries, or any election by the Seller or any of its Subsidiaries to pay cash interest on or in respect of, any notes issued pursuant to or in connection with the Indenture;

          (n) any issuance of any equity security or amendment of any term or provision of any equity security by GB Canada;

          (o) any acquisition by the Seller or any of its Subsidiaries of any securities of or other interests in any other Person;

          (p) any increase in compensation or payment of any bonus or other compensation to any senior officer of the Seller or any of its Subsidiaries, except for normal salary payments in accordance with the normal payroll practices of the Seller;

          (q) any assumption or other transfer of any Retained Liability from any of the Selling Parties to any of GB Canada, MEI, Inc. and/or 8 Candles Productions; or

          (r) any commitment by the Seller and/or any of its Subsidiaries to do any of the foregoing.

     3.10. Absence of Undisclosed Liabilities. Neither the Seller nor any of its Subsidiaries has any material Liabilities, except for (i) Liabilities in existence at the 2000 Fiscal Year End that are set forth on the face of the Most Recent Audited Balance Sheet or in the notes thereto, (ii) with respect to the Selling Parties, Liabilities in existence at the 2000 Fiscal Year End that constitute contingent Liabilities arising in the Ordinary Course of Business (and not resulting from, arising out of, or relating to any breach of contract, breach of warranty, tort, infringement, or violation of any Laws) under the Licenses, the Acquired Contracts, the Acquired Leases, the Seller Employee Benefit Plans, Acquired Permits, Assumed Taxes, deferred compensation arrangements to the extent such deferred compensation arrangements are identified in Section 2.3(b) of the Disclosure Schedule, and/or the Seller Insurance but that are not required in accordance with GAAP to be disclosed in a consolidated balance sheet of the Seller and its Subsidiaries including the notes thereto, (iii) with respect to GB Canada, Liabilities in existence at the 2000 Fiscal Year End that constitute contingent Liabilities arising in the Ordinary Course of Business (and not resulting from, arising out of, or relating to any breach of contract, breach of warranty, tort, infringement, or violation of any Laws), and that do not exceed $250,000 in the aggregate, (iv) Liabilities which have arisen after the 2000 Fiscal Year End in the Ordinary Course of Business (none of which Liabilities results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of any Laws), (v) Liabilities set forth in
Section 3.10 of the Disclosure Schedule (vi) Liabilities created subsequent to the Execution Date in compliance with Section 5.1(b) and (vii) other Liabilities that constitute Retained Liabilities.

     3.11. Legal and Other Compliance. Except as set forth in Section 3.11 of the Disclosure Schedule, the Seller and each of its Subsidiaries and any of their predecessors has conducted its business in compliance in all material respects with all applicable Laws and, except as disclosed in the SEC Reports, since April 1, 1998 no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply which, individually or in the aggregate, has had or would be reasonably expected to have a Material Adverse Effect. Neither the ownership nor use of any properties of the Seller and/or any of its Subsidiaries nor the conduct of any of their respective businesses conflicts with the rights of any other Person or, violates, or with the giving of notice or the passage of time or both will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of any of their charter or bylaws or any Lien or Contractual Obligation, or of any Law to which the Seller and/or any of its Subsidiaries by which any of them may be bound or affected, except where any such conflict or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     3.12. Taxes. Except as set forth in Section 3.12 of the Disclosure
Schedule:

          (a) The Seller and each of its Subsidiaries has filed on a timely basis all Tax Returns relating to Assumed Taxes that it was required to file. All such Tax Returns were correct and complete in all respects. All Assumed Taxes owed by the Seller and/or any of its Subsidiaries that are currently due and payable (whether or not shown on such Tax Returns) have been paid. Neither the Seller nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return relating to Assumed Taxes. No claim has ever been made by an authority in a jurisdiction where the Seller and/or any of its Subsidiaries do not file Tax Returns with respect to Assumed Taxes that the Seller and/or any of its Subsidiaries may be subject to taxation by that jurisdiction. There are no Liens (other than Permitted Liens and Liens that will be removed or discharged by order of the Bankruptcy Court on or before the Closing) on any of the Acquired Assets of the Seller and/or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) GB Canada has filed on a timely basis all Tax Returns for Income Taxes that it was required to file. All such Tax Returns were correct and complete in all respects. All Income Taxes owed by GB Canada that are currently due and payable (whether or not shown on such Tax Returns) have been paid. GB Canada is not the beneficiary of any extension of time within which to file any Tax Return for Income Taxes. No claim has ever been made by an authority in a jurisdiction where GB Canada does not file Tax Returns that GB Canada may be subject to taxation by that jurisdiction. There are no Liens (other than Permitted Liens and Liens that will be removed or discharged by order of the Bankruptcy Court on or before the Closing) on any of the assets of GB Canada that arose in connection with any failure (or alleged failure) to pay any Tax.

          (c) The Seller and each of its Subsidiaries have withheld and paid all Assumed Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (d) There is no dispute, audit, investigation, proceeding or claim concerning any Liability with respect to Assumed Taxes of the Seller and/or any of its Subsidiaries and/or the Income Taxes of GB Canada either (i) claimed or raised by any authority in writing or (ii) as to which the Seller and/or any of its Subsidiaries has Knowledge based upon contact with any agent of such authority. No state, local or foreign Tax Returns relating to Assumed Taxes filed with respect to the Seller and/or any of its Subsidiaries or relating to the Income Taxes of GB Canada have been audited.

          (e) Neither the Seller nor any of its Subsidiaries has waived any statute of limitations in respect of Assumed Taxes or the Income Taxes of GB Canada or agreed to any extension of time with respect to an assessment or deficiency for Assumed Taxes or the Income Taxes of GB Canada, other than waivers which have expired.

          (f) Neither the Seller nor any of its Subsidiaries is or has been a party to any Tax allocation or sharing agreement related to Assumed Taxes or, in the case of GB Canada, any such allocation or sharing agreement related to Income Taxes. The Seller does not have any Liability for the Assumed Taxes of any Person other than its Subsidiaries. GB Canada does not have any Liability for the Income Taxes of any other Person and does not have any Liability for the Assumed Taxes of any other Person other than any Selling Party.

          (g) Neither the Seller nor any of its Subsidiaries is obligated to make any payments, or is a party to any Contractual Obligation that is being assumed by the Buyer and that, under certain circumstances, could require any payments to be made that will not be deductible under Code
     Section 280G.

          (h) The unpaid Income Taxes of GB Canada (i) did not, as of the date of the balance sheet included in the GB Canada Stand-alone Financials, exceed the reserve for Liability for Income Tax (rather than any reserve for deferred Income Taxes established to reflect timing differences between book and Tax income) set forth on the face of such balance sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller and its Subsidiaries in filing their Income Tax Returns.

     3.13. Real Property.

          (a) Owned Real Property. Section 3.13(a)(i) of the Disclosure Schedule lists each parcel of real property that the Seller and/or any of its Subsidiaries owns (the "Owned Real Property"). Except as set forth in
     Section 3.13(a)(ii) of the Disclosure Schedule, with respect to each such parcel of Owned Real Property: (i) except pursuant to the Indenture, the Revolver and Term Facility and the DIP Facility and except for Permitted Liens, neither the Seller nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in all or any portion of such parcel, (ii) to the Knowledge of the Seller and its Subsidiaries, the buildings and improvements thereon have not been operated and maintained, and are not presently, in violation of applicable Laws (including Laws concerning setback and zoning), do not encroach on any easement, and are not located outside the boundary lines of such parcel as described in the deed therefor, in any manner that has had or would reasonably be expected to have a material adverse effect on the value, use or occupancy thereof, (iii) the Seller and/or one or more of its Subsidiaries has received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation of such parcel and the buildings and improvements thereon as presently used and occupied and has operated in compliance with the terms of such approvals, (iv) such parcel is presently supplied with utilities and other services necessary for the operation of such facility; (v) there are no pending or, to the Knowledge of the Seller and its Subsidiaries, threatened condemnation proceedings or actions relating to such parcel; and
     (vi) there are no Contractual Obligations granting any party the right to purchase, lease, use or occupy such parcel or any portion thereof or any buildings or improvements thereon and there are no Persons (other than the Seller and its Subsidiaries) in possession or control of such parcel, buildings or improvements.

          (b) Leased Real Property. Section 3.13(b) of the Disclosure Schedule lists all real property leased or subleased to the Seller and/or any of its Subsidiaries, the term of the applicable lease or sublease, the rent payable thereunder and the location of the applicable premises. With respect to each lease and sublease listed in Section 3.13(b) of the Disclosure Schedule: (i) except pursuant to the Indenture, the Revolver and Term Facility and the DIP Facility and except for Permitted Liens, neither the Seller nor any of its Subsidiaries has assigned, subleased, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in all or any portion of any leasehold or subleasehold; (ii) except as disclosed in the SEC Reports, there are no disputes or forbearance programs in effect as to any lease or sublease; (iii) all buildings and improvements leased or subleased thereunder have not been operated and maintained, and are not presently, in violation of applicable Laws in any manner that has had or would reasonably be expected to have a material adverse effect on the value, use or occupancy thereof as presently operated (provided that this clause (iii) shall apply only to the leased or subleased premises and shall not be deemed to be a representation or warranty in any manner regarding the building (other than the leased or subleased premises) in which the leased or subleased premises are located, or the land upon which such building is located, or of any matter for which the applicable landlord or sublandlord is responsible pursuant to the applicable lease or sublease), (iv) the Seller and/or one or more of its Subsidiaries has received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and has operated in compliance with the terms of such approvals;
     (v) there are no pending or, to the Knowledge of the Seller and its Subsidiaries, threatened condemnation proceedings or actions relating to the property subject to such lease or sublease; and (vi) all buildings and improvements leased or subleased thereunder are presently supplied with utilities and other services necessary for the operation of said buildings and improvements as presently operated.

     3.14. Intellectual Property.

          (a) Schedules Complete. Except as set forth in Section 3.14(a) of the Disclosure Schedule:

               (i) Sections 2.1(b) (Works), 2.1(c) (Marks), 2.1(d) (Copyrights), 2.1(l) (Patents) of the Disclosure Schedule contain accurate lists of, respectively, substantially all, and each material (w) Entertainment Properties and Publishing Properties, in each case, owned by any Selling Party, (x) registered trademarks and service marks and applications therefor in which any of the Selling Parties owns any interest, (y) copyright registrations and applications therefor in which any of the Selling Parties owns any interest, and (z) patents and applications therefor in which any of the Selling Parties owns any interest;

               (ii) For each Mark listed in Section 2.1(c) of the Disclosure Schedule, such section of the Disclosure Schedule sets forth (where applicable) the registration number and date for each Mark for which a registration has been issued by, and the application serial number and date for each pending application for registration in, the United States Patent and Trademark Office or similar office in any foreign jurisdiction;

               (iii) For each Copyright listed in Section 2.1(d) of the Disclosure Schedule, such section of the Disclosure Schedule sets forth (where applicable), the registration number and date, and the renewal date (if any) and number for such Copyright for which a registration has been issued by, and the application serial number and date for each pending application in, the United States Copyright Office, and such Copyright is subsisting in countries outside the United States that are members of the Berne Convention or Universal Copyright Convention; and

               (iv) For each Patent listed in Section 2.1(l) of the Disclosure Schedule, such section of the Disclosure Schedule sets forth (where applicable) the number and issue date for each Patent that has been issued by, and the application serial number and date for each pending application in, the United States Patent and Trademark Office or similar office in any foreign jurisdiction.

          (b) Status of Rights.

               (i) Except as set forth in Section 3.14(b)(i) of the Disclosure Schedule, the Seller and its Subsidiaries are unaware of any facts that would invalidate or render unenforceable any registrations identified in Sections 2.1(c) (Marks), 2.1(d) (Copyrights), or 2.1(l) (Patents) of the Disclosure Schedule, and all applications to register set forth in Sections 2.1(c), 2.1(d) and 2.1(l) of the Disclosure Schedule contain no known material defects and have been filed and prosecuted in good faith. Except as set forth in Section 3.14(b)(i) of the Disclosure Schedule, with respect to each of the Works covered by the copyright registrations and applications set forth on Section 2.1(d) of the Disclosure Schedule, such Work is not in, and has not been contributed to, the public domain in (x) any jurisdiction in which a registration or application with respect to such Work is set forth on Section 2.1(d) of the Disclosure Schedule or (y) to the Knowledge of the Seller and its Subsidiaries, any other jurisdiction that is member of the Berne Convention or Universal Copyright Convention.

               (ii) For each of the Marks, Copyrights and Patents owned in whole or in part by the Seller and/or one or more of its Subsidiaries,
          Section 3.14(b)(ii) of the Disclosure Schedule sets forth any other Person who owns any interest therein.

          (c) Maintenance of Rights. The Seller and its Subsidiaries have taken commercially reasonable steps necessary to establish, perfect and maintain their respective rights and interests in and to the Works, the Marks, the Copyrights, the Patents and the Trade Secrets, except to the extent that the Selling Parties in the exercise of reasonable business judgment have not established, perfected or maintained one or more Marks, Copyrights, Patents or Trade Secrets that are not material to the Business, either individually or taken together with other Marks, Copyrights, Patents or Trade Secrets.

          (d) Music Rights. To the Knowledge of the Seller and its Subsidiaries, all public performance and synchronization rights to the musical compositions recorded or otherwise included in the Works and the Acquired Assets are: (i) owned or controlled by the Seller and/or one or more of its Subsidiaries and licensed to the American Society of Composers, Authors and Publishers, Broadcast Music Inc., the Society of European Stage Authors and Composers, or similar organizations in other jurisdictions such as the Performing Rights Society Limited; (ii) in the public domain throughout the world; or (iii) duly licensed to the Seller and/or one or more of its Subsidiaries. All public performance, mechanical, synchronization and other royalties, fees and payments due and payable in respect of the musical compositions recorded or otherwise included in the Works and the Acquired Assets have been paid in full, other than non-payments as to which adequate reserves have been taken in the 2000 Audited Financial Statements or which, individually or in the aggregate, have not had, or would not reasonably be expected to have a Material Adverse Effect.

          (e) Profit Participations. Section 3.14(e) of the Disclosure Schedule sets forth all Contractual Obligations under which any third party is entitled to share revenues (including gross revenues or revenues adjusted in respect of expenses or otherwise adjusted) or profits relating to any of the Entertainment Properties or any other Acquired Asset. No union, collective bargaining, guild or other Contractual Obligation prevents the Seller and/or any of its Subsidiaries from exploiting any of the Entertainment Properties or Publishing Properties in their current forms.

          (f) Infringements; Other Violations. Except as disclosed in the SEC Reports or in Section 3.14(f)(i) of the Disclosure Schedule, the Works, the Marks, the Patents, the Trade Secrets, and the works covered by the Marks, Copyrights and Patents do not themselves, through prior exploitation by the Seller and/or any of its Subsidiaries, and will not by their transfer to the Buyer (or its designee): (i) to the Knowledge of the Seller and its Subsidiaries violate any applicable Law; (ii) to the Knowledge of the Seller and its Subsidiaries infringe the rights, including Intellectual Property Rights, of any third party; (iii) breach any Contractual Obligation to any third party in any material respect; or (iv) violate any duty to any third party in any material respect, including duties established by tort, such as libel, slander, defamation, invasion of privacy, misappropriation of identity or biography, or other similar duties, however denominated, throughout the world. Except as disclosed in the SEC Reports or in Section 3.14(f)(ii) of the Disclosure Schedule, neither the Seller nor any of its Subsidiaries has Knowledge of any written claims by any third party asserting that such party's rights have been infringed, or that the Seller and/or any of its Subsidiaries has breached any written Contractual Obligation or failed to fulfill a material duty, by or through their commercial exploitation of the Works, the Marks, Copyrights, the Patents and the Trade Secrets.

          (g) Contributors. Except as disclosed in Section 3.14(g) of the Disclosure Schedule, (i) all employees, consultants, contractors, developers, and other persons who contributed (collectively, "Contributors") in any manner to the creation of the Works, the Marks, the Copyrights, the Patents and the Trade Secrets have by operation of Law or separate written agreement assigned all of their rights, title and interests (including all Intellectual Property Rights) that may be assigned consistent with Law to the Works, the Marks, the Copyrights, the Patents and the Trade Secrets, to the Seller and/or one or more of its Subsidiaries, except in such instances as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) to the Knowledge of the Seller and its Subsidiaries, no Contributor provided a contribution to any Work, Mark, Copyright, Patent or Trade Secret in violation of any Law, in breach of any Contractual Obligation or other duty, or in a manner that infringes the rights, including Intellectual Property Rights, of any third party.

     3.15. Contracts.

          (a) Except as listed as exhibits to the 2000 10-K or set forth in
     Section 3.15(a) of the Disclosure Schedule or in Sections 2.1(e) (Licenses), 2.1(g) (Acquired Contracts), 2.1(h) (Acquired Leases), 2.1(i) (Acquired Permits), 2.1(j) (Seller Employee Benefit Plans), 2.1(k) (Seller Insurance), 3.1(b) and 3.22 (Affiliate Transactions) of the Disclosure Schedule (and other than (x) any accounts or notes receivable arising in the Ordinary Course of Business or (y) any Contractual Obligations solely among the Selling Parties) and any Indebtedness listed on Section 2.3(a) of the Disclosure Schedule or (z) any confidentiality agreements being transferred pursuant to Section 2.1(m), there are no Contractual Obligations of the types described below to which the Seller and/or any of its Subsidiaries is a party or by which any of their assets, tangible or intangible, is bound (in each case other than any Contractual Obligations entered into from and after the Execution Date in accordance with Section 5.1(b) or with the Buyer's written consent):

               (i) any Contractual Obligation to sell or otherwise dispose of a material portion of any Acquired Assets;

               (ii) any Contractual Obligation for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 in any year;

               (iii) any Contractual Obligation for the purchase or sale of raw materials, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $100,000 or any group of such Contractual Obligations that, when taken individually, involve consideration of less than $100,000 but that, when taken as a group, involve consideration in excess of $300,000, excluding, in each case, any Contractual Obligations for the pre-production, production, manufacture, shipping or display of books in the Ordinary Course of Business;

               (iv) any Contractual Obligation concerning a partnership or joint venture;

               (v) any Contractual Obligation under which the Seller and/or any of its Subsidiaries has created, incurred, assumed, or guaranteed any Indebtedness in excess of $150,000, or any group of Contractual Obligations that, when taken individually, involve Indebtedness of less than $150,000 but that, when taken as a group, involve Indebtedness in excess of $150,000;

               (vi) any Contractual Obligation under which the Seller and/or any of its Subsidiaries has imposed a Lien (other than Permitted Liens and Liens that will be removed or discharged by order of the Bankruptcy Court on or before the Closing) on any of its assets, tangible or intangible;

               (vii) any collective bargaining agreement;

               (viii) any Contractual Obligation providing for the employment of or a consultancy arrangement with any individual on a full-time, part-time, consulting or other basis which may extend over a period of more than one year and will by its terms require payments in excess of $25,000 in any year or providing any severance, retirement or post-retirement compensation or benefits;

               (ix) any Contractual Obligation concerning non-competition or otherwise containing or purporting to contain any restrictions on the ability of the Seller and/or any of its Subsidiaries to engage in any business or to operate in any geographic area;

               (x) any Contractual Obligation under which the consequences of a default or termination has had or would reasonably be expected to have a Material Adverse Effect; or

               (xi) any other Contractual Obligation the performance of which involves consideration to or from the Seller and/or any of its Subsidiaries in excess of $75,000 in any fiscal year of the Seller.

          (b) The Seller has delivered or made available to the Buyer a correct and complete copy of each written Contractual Obligation listed in Sections 2.1(e) (Licenses), 2.1(g) (Acquired Contracts), 2.1(h) (Acquired Leases), 2.1(i) (Acquired Permits), 2.1(j) (Seller Employee Benefit Plans), 2.1(k) (Seller Insurance), 3.22 (Affiliate Transactions) and 3.15(a) of the Disclosure Schedule (each as amended to date).

          (c) Except as disclosed in Section 3.15(c) of the Disclosure Schedule, with respect to each Contractual Obligation listed in Sections 2.1(e) (Licenses), 2.1(g) (Acquired Contracts), 2.1(h) (Acquired Leases), 2.1(i) (Acquired Permits), 2.1(j) (Seller Employee Benefit Plan), 2.1(k) (Seller Insurance) and 3.15(a) of the Disclosure Schedule: (i) such Contractual Obligation is legal, binding, enforceable, and in full force and effect;
     (ii) subject to obtaining the Approval Order and the consents disclosed in
     Section 3.3 of the Disclosure Schedule, such Contractual Obligation will continue to be legal, binding, enforceable, and in full force and effect, on substantially the same terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2); (iii) subject to obtaining the Approval Order, neither the Seller nor any of its Subsidiaries is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default by the Seller and/or any of its Subsidiaries, or permit termination, modification, or acceleration, under such Contractual Obligation, except for any such breach, default or event that has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (iv) to the Knowledge of the Seller and its Subsidiaries, since April 1, 1998 and prior to the Execution Date, no party has repudiated in writing any provision of such Contractual Obligation that is material; and (v) to the Knowledge of the Seller and its Subsidiaries no other Person is in breach of such Contractual Obligation (other than breaches which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect).

          (d) Section 3.15(d) of the Disclosure Schedule lists each License that accounted for more than $75,000 of expense or revenue to or for the Selling Parties in 2000.

          (e) To the Seller's knowledge after due inquiry, the amount that would be owed to Colin Finkelstein upon termination of his employment agreement with the Seller dated as of September 9, 1996 (as amended as of January 27, 2000, the "Finkelstein Employment Agreement") without "Cause" (as defined therein) is $744,684.

     3.16. Notes and Accounts Receivable. The notes and accounts receivable of the Seller and its Subsidiaries are reflected on their books and records in accordance with GAAP, are valid receivables and arose from bona fide transactions in the Ordinary Course of Business, including sales in the Ordinary Course of Business which allow customers the full right of return and are subject to setoffs or counterclaims arising from sales returns, discounts, markdowns, co-marketing allowances, and other similar deductions. The Seller has delivered to the Buyer as Section 3.16(a) of the Disclosure Schedule the form of its standard terms and conditions of sale as of the Execution Date, which have not changed in any material respect from the terms and conditions in effect for sales recorded as of December 30, 2000. The Seller has delivered to the Buyer as
Section 3.16(b) of the Disclosure Schedule an aged, true and correct list of all accounts receivable as of March 30, 2001. The notes and accounts receivable reflected thereon are collectible, except as reflected in the allowances for doubtful accounts and for sales discounts and returns identified in Note 8 to the Most Recent Audited Balance Sheet as adjusted through the Closing for the passage of time in accordance with GAAP and past practice and custom of the Seller and its Subsidiaries.

     3.17. Insurance and Risk Management.

          (a) Section 3.17(a) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Seller and/or any of its Subsidiaries are or have been a party, a named insured, or otherwise the beneficiary of coverage from the period from December 25, 1999 to the Execution Date: (i) the name, address, and telephone number of the agent;
     (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; (iii) the policy number, the period of coverage and premium; and (iv) a description of any retrospective premium adjustments or other loss-sensitive premium arrangements.

          (b) Section 3.17(b) of the Disclosure Schedule describes any self-insurance arrangements affecting the Seller and/or any of its Subsidiaries.

          (c) All insurance policies (taken together) of the Seller and its Subsidiaries provide adequate coverage for all normal risks incident to the Seller's and its Subsidiaries' assets, properties and business operations.

     3.18. Litigation. Except as disclosed in the SEC Reports or in Section 3.18 of the Disclosure Schedule, (a) as of the Execution Date there are no judicial or administrative actions, claims, suits, proceedings or investigations pending or, to the Knowledge of the Seller and its Subsidiaries, threatened, that have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) there are no judicial or administrative actions, claims, suits, proceedings or investigations pending or, to the Knowledge of the Seller and its Subsidiaries, threatened, that question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of, or that seeks rescission of or to enjoin the consummation of, this Agreement. Except as disclosed in the SEC Reports or in
Section 3.18 of the Disclosure Schedule, as of the Execution Date, there are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against the Seller and/or any of its Subsidiaries affecting the Acquired Assets or Assumed Liabilities, except for those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Seller has provided or made available to the Buyer correct and complete copies of all audit inquiry response letters prepared to date by its counsel for the Seller's auditors in connection with the audit of its financial statements for the 2000 Fiscal Year End and any such correspondence to date since the date of the last such audit. The Seller will promptly provide to the Buyer correct and complete copies of any such letters prepared or correspondence received between the Execution Date and the Closing Date.

     3.19. Employees. Since January 27, 2000, neither the Seller nor any of its Subsidiaries has experienced any labor disputes or work stoppage due to labor disagreements. The Seller and each of its Subsidiaries are in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and have not been and are not engaged in any unfair labor practice as defined in the National Labor Relations Act, as amended, the violation of which has had or would be reasonably expected to have a Material Adverse Effect. There is no unfair labor practice charge or complaint against the Seller and/or any of its Subsidiaries pending or threatened before the National Labor Relations Board. No grievance which might have an adverse effect on the Seller and its Subsidiaries and their respective operations or prospects nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and no pending claims therefore have been made. No collective bargaining agreement of the Seller and/or any of its Subsidiaries restricts (to a material degree) any of them from relocating, closing or subcontracting any of its operations. With respect to current employees, neither Seller nor any of its Subsidiaries (i) has any collective bargaining relationship or duty to bargain with any Labor Organization (as such term is defined in Section 2(5) of the National Labor Relations Act, as amended) or (ii) has recognized any Labor Organization as the collective bargaining representative of any of its current employees. None of the current employees of the Seller and/or any of its Subsidiaries is represented by a labor union, nor is there, to the Knowledge of the Seller and its Subsidiaries as of the Execution Date, any organization effort currently being made or threatened by or on behalf of any labor union to organize any current employees of the Seller and/or any of its Subsidiaries. No Selling Party is a party to any collective bargaining agreement with respect to its current employees. No Selling Party has any Liability arising under any collective bargaining agreement other than for post-retirement medical and/or life insurance benefits arising solely under collective bargaining agreements identified on Section 3.19 of the Disclosure Schedule.

     3.20. Employee Benefits.

          (a) Seller Plans. Section 3.20(a) of the Disclosure Schedule sets forth all Employee Benefit Plans (i) which are maintained by the Seller and/or any of its Subsidiaries or by any member of their Related Group, or to which the Seller and/or any of its Subsidiaries or any member of their Related Group contribute or are required to contribute or with respect to which the Seller and/or any of its Subsidiaries or any member of their Related Group have or may have any Liability or become subject to a Lien under ERISA or the Code, and (ii) which benefit any present or former employee, director or independent contractor (or any dependent or beneficiary thereof) of the Seller and/or any of its Subsidiaries or any member of their Related Group (a "Seller Plan"). For purposes of this Agreement, the term "Employee Benefit Plan" means any plan, program, agreement, policy or arrangement (a "plan"), whether or not reduced to writing, that is: (w) a welfare benefit plan within the meaning of Section 3(1) of ERISA (a "Welfare Plan"); (x) a pension benefit plan within the meaning of Section 3(2) of ERISA; (y) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan; or (z) any other deferred-compensation, retirement, welfare, benefit, bonus, incentive or fringe benefit plan, whether for a single individual or a group of individuals.

          (b) Documentation. With respect to each Seller Plan, the Seller has provided to the Buyer accurate, current and complete copies of each of the following: (1) where the plan has been reduced to writing, the plan document together with all amendments; (2) where the plan has not been reduced to writing, a written summary of all material plan terms; (3) where applicable, copies of any trust agreements, custodial agreements, insurance policies, administration agreements and similar agreements, and investment management or investment advisory agreements; (4) copies of any summary plan descriptions, employee handbooks or similar employee communications;
     (5) in the case of any plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination letter from the IRS and any related correspondence; (6) in the case of any funding arrangement intended to qualify as a VEBA under Section 501(c)(9) of the Code, a copy of the IRS letter determining that it so qualifies; (7) in the case of any plan for which Forms 5500 are required to be filed, a copy of the three most recently filed Forms 5500, with schedules and financial audits, if required, attached; and (8) copies of any notices, letters or other correspondence from the United States Internal Revenue Service or the United States Department of Labor relating to the plan.

          (c) Defined Benefit Pension Plans. Except as specified in Section 3.20(c) of the Disclosure Schedule, neither the Seller and/or any of its Subsidiaries nor any member of their Related Group have ever maintained or been required to contribute to any Employee Benefit Plan subject to Title IV of ERISA. Section 3.20(c) of the Disclosure Schedule specifies which of the Employee Benefit Plans listed in such Section 3.20(c) are "multiemployer plans" as that term is defined in Section 4001(a)(3) of ERISA.

          (d) Plan Qualification; Plan Administration; Certain Taxes and Penalties. Each Seller Plan that is intended to be qualified under Section 401(a) of the Code is so qualified. Each Seller Plan, including any associated trust or fund, has been administered in accordance with its terms and with applicable law. Nothing has occurred with respect to any Seller Plan that has subjected or could subject any employee of the Seller and/or any of its Subsidiaries or any member of their Related Group to a Tax under Sections 4973 or 4975 of the Code or to a penalty or Liability under Section 502 of ERISA.

          (e) All Contributions And Premiums Paid. Except as specified in
     Section 3.20(e) of the Disclosure Schedule, all required contributions to and premium payments (including PBGC premiums) on account of each Seller Plan have been made. No event has occurred that has resulted in or could subject the Seller and/or any of its Subsidiaries or any member of their Related Group to a Tax under Section 4971 of the Code or the assets of any of them to a Lien under Section 412(n) of the Code. Except to the extent set forth in Section 3.20(e) of the Disclosure Schedule, no Employee Benefit Plan is or within the last three calendar years has been the subject of examination by a government agency or a participant in a government sponsored amnesty, voluntary compliance or similar program.

          (f) Plans Adequately Funded, Etc. Except as described in Section 3.20(f) of the Disclosure Schedule, in the case of each Seller Plan subject to Title IV of ERISA, other than any such plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, (i) the current fair market value of the assets of the plan equals or exceeds the present value of all benefit liabilities under the plan determined on a plan termination basis, and (ii) no "reportable event" (as that term is defined in Section 4043 of ERISA), other than any such event for which the reporting requirements have been waived by regulation, has occurred. No event has occurred that could subject the Seller and/or any of its Subsidiaries or any member of their Related Group to Liability under Sections 4062, 4063 or 4064 of ERISA. Neither the Seller and/or any of its Subsidiaries nor any member of their Related Group under Part 1 of Subtitle E of Title IV of ERISA is subject to any Liability on account of any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

          (g) Claims. Section 3.20(g) of the Disclosure Schedule sets forth each and every pending or, to the Knowledge of the Seller and its Subsidiaries or a member of their Related Group, threatened lawsuit, claim or other controversy relating to a Seller Plan, other than claims for benefits in the normal course.

          (h) Retiree Benefits; Certain Welfare Plans. Except as described in
     Section 3.20(h) of the Disclosure Schedule and other than as required under
     Section 601 et seq. of ERISA, no Seller Plan that is a Welfare Plan provides benefits or coverage following retirement or other termination of employment. Nothing has occurred with respect to any Seller Plan that is an Employee Benefit Plan described in Section 4980B of the Code that could subject the Seller and/or any of its Subsidiaries or any member of their Related Group to a Tax under Section 4980B of the Code. Each welfare benefit trust or fund that constitutes or is associated with a Seller Plan and that is intended to be exempt from federal income tax under Section 501(c)(9) of the Code is so exempt.

          (i) No Restrictions On Termination. Except to the extent set forth in
     Section 3.20(i) of the Disclosure Schedule, no provision of any Seller Plan, other than any such plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, would result in any limitation on the ability of the Seller and/or any of its Subsidiaries to terminate the plan with respect to employees of the Seller and/or any of its Subsidiaries without material Liability.

          (j) Unfunded Liabilities. The Financial Statements of the Seller and its Subsidiaries accurately reflect the present value (as accounted for in accordance with GAAP) of all unfunded liabilities of all the Employee Benefit Plans of the Seller and its Subsidiaries and all members of their Related Group as of the relevant dates specified therein.

          (k) Non-U.S. Plans. Without limiting the applicability of other provisions of this Section 3.20, with respect to any plan, agreement, policy or arrangement that it is maintained outside of the United States (the "Foreign Plans"), except as set forth in Section 3.20(k) of the Disclosure Schedule, each such plan has been administered in accordance with its terms and complies with the requirements prescribed by any Laws in all respects. With respect to the Foreign Plans, the Seller has provided to the Buyer accurate, current and complete copies of each of the following:
     (1) where the plan has been reduced to writing, the plan document together with all amendments; (2) where the plan has not been reduced to writing, a written summary of all material plan terms; (3) where applicable, copies of any trust agreements, custodial agreements, insurance policies, administration and similar agreements; and (4) copies of summary plan descriptions, if any. All required contributions to and premium payments on account of each Foreign Plan required to be made prior to and as of the Execution Date have been made or accrued and all required contributions to and premium payments on account of each Foreign Plan required to be made through the Closing shall be made on or before the Closing Date. Except as set forth in Section 3.20(k) of the Disclosure Schedule, there are no unfunded Liabilities under any Foreign Plan. Except as set forth in Section 3.20(k) of the Disclosure Schedule, there are no severance or other benefits required by Law or the terms of any Foreign Plan to employees covered thereby by reason of the transactions contemplated by this Agreement.

     3.21. Environment, Health, and Safety. Except as disclosed in the SEC Reports or set forth in Section 3.21 of the Disclosure Schedule, (a) the Seller and each of its Subsidiaries is and has been within the last four years in material compliance with all applicable Environmental Laws; (b) there has been no release or threatened release of any Hazardous Substance in amounts requiring clean-up on, upon, into or from any site currently or heretofore owned, leased or operated by the Seller and/or any of its Subsidiaries; (c) none of the Seller or its Subsidiaries has received written notice since May 1, 1994 that Hazardous Substances generated by the Seller and/or any of its Subsidiaries that have been disposed of or come to rest at any site that has been included in the National Priority List or analogous state list; (d) there are no underground Hazardous Substance storage tanks and no polychlorinated biphenyls ("PCBs") or PCB-containing equipment owned or operated by the Seller and/or any of its Subsidiaries, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Seller and/or any of its Subsidiaries, except for such underground tanks or equipment or waste in compliance with applicable Environmental Laws; and (e) the Seller and each of its Subsidiaries has made available to the Buyer true and correct copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments in their possession or control. Section 3.21 of the Disclosure Schedule lists (i) all real property leased, owned or operated by the Seller and/or any of its Subsidiaries at any time since January 1, 1990 that would have been required to be included in any of the Seller's annual reports on Form 10-K and, to the Knowledge of the Seller and its Subsidiaries, all other such real property leased, owned or operated since such date and (ii) to the Seller's Knowledge, all real property leased, owned or operated by the Seller and/or any of its Subsidiaries from January 1, 1965 until December 31, 1989. For purposes of this Section 3.21 only, all references to the "Seller" and to "its Subsidiaries" are intended to include any and all other entities to which the Seller and/or any of its Subsidiaries may be considered a successor under applicable Environmental Laws.

     3.22. Affiliate Transactions. Except as set forth in Section 3.22 of the Disclosure Schedule or as disclosed in the SEC Reports, neither the Seller nor any of its Subsidiaries is or at any time since January 27, 2000 has been a party to or bound by any Contractual Obligation with any of their respective Affiliates. For the purpose of this Section 3.22 only, all references to "Affiliates" shall include MEI, Inc. and 8 Candles Productions.

     3.23. Disclosure. The representations and warranties contained in this
Section 3 (including the Disclosure Schedule) and the Seller Bring-Down Certificate furnished or to be furnished by the Seller and its Subsidiaries to the Buyer pursuant to the terms hereof do not contain and will not contain any untrue statement of a material fact or, taken as a whole, omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

4. Representations and Warranties of the Buyer.
   --------------------------------------------

     The Buyer represents and warrants to the Selling Parties that:

     4.1. Organization of the Buyer. The Buyer consists of two corporations (each, a "Buyer Party"): Random House, Inc., which is duly organized, validly existing, and in good standing under the laws of the State of New York, and Classic, which is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     4.2. Authority for Agreement. Each Buyer Party has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All corporate actions to be taken by or on the part of each Buyer Party to authorize and permit the execution and delivery by it of this Agreement and the documents required to be executed and delivered by it pursuant hereto, the performance by it of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated herein and therein, have been duly and properly taken. This Agreement has been duly executed and delivered by each Buyer Party and constitutes the legal, valid and binding obligation of such Buyer Party, enforceable against such Buyer Party in accordance with its terms and conditions.

     4.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2), will (i) violate any Law to which such Buyer Party is subject, (ii) violate any provision of the charter or bylaws or other similar governing organizational documents of such Buyer Party, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent (other than notices and consents which shall have been made or obtained prior to the Closing Date) under any contract or agreement to which such Buyer Party is subject or by which either of them is bound, except where such conflict, breach or other matter would not detract in any material respect from their ability to perform their respective obligations under this Agreement. Other than in connection or in compliance with the provisions of the HSR Act, such Buyer Party does not need to give any notice to, make any filing with, or obtain any authorization, consent, waiver or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2).

     4.4. Brokers' Fees. Neither Buyer Party has any Liability to pay any fees or commissions to any broker, finder, investment bank, financial advisor or agent with respect to the transactions contemplated by this Agreement for which the Seller and/or any of its Subsidiaries or their Affiliates are or could become liable or obligated.

5. Conduct and Transactions Prior to Closing.
   ------------------------------------------

     5.1. Operation of Business.

          (a) Except as set forth in Section 5.1(a) of the Disclosure Schedule and except with the written consent of the Buyer and subject to the Selling Parties acting as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code, neither the Seller nor any of its Subsidiaries will engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business except as specifically required by the terms of this Agreement. The Seller and each of its Subsidiaries shall use commercially reasonable efforts to (i) keep available to the Buyer the services of their respective present officers, employees, agents and independent contractors, and (ii) to keep their respective business, properties and prospects substantially intact and to maintain the value of the Business as a going concern, including the goodwill of their employees and other Persons having business relations with the Seller and/or any of its Subsidiaries.

          (b) Without limiting the generality of the foregoing, except with the written consent of the Buyer, neither the Seller nor any of its Subsidiaries shall:

               (i) incur any Indebtedness other than (A) Retained Liabilities,
          (B) borrowings under the DIP Facility necessary to provide working capital for the operation of the Business during the Case in the Ordinary Course of Business, (C) Indebtedness under the CIBC Facility or (D) Indebtedness under the Buyer DIP Facility;

               (ii) enter into any Contractual Obligation to sell, pledge, assign, voluntarily encumber, or otherwise dispose of any of the Acquired Assets (other than (w) sales or other transfers of inventory in the Ordinary Course of Business, (x) sales or other transfers of obsolete inventory in amounts and on terms consistent with the current practice of the Selling Parties as in effect from January 1, 2001 and
          (y) transfers of Acquired Assets solely among the Selling Parties or transfer of inventory in the Ordinary Course of Business among the Selling Parties and GB Canada) and (z) transactions permitted under clauses (vi), (xi) and (xiii) of this Section 5.1(b));

               (iii) enter into, amend, modify or waive any term or condition of, any transaction with Affiliates (other than reimbursement of reasonable out-of-pocket business and travel expenses of current officers and directors in the Ordinary Course of Business in an aggregate amount of less than $20,000, with respect to the Seller's Chief Executive Officer, and $10,000 with respect to each other such Person, or except as permitted by clauses (iv) and (vii) below) or, other than on an arm's length basis, any other transaction;

               (iv) increase any compensation or increase or adopt any benefit arrangement (including any change of control agreements, stay-pay agreements, special retention bonus, sales bonus or other special compensation, severance or golden parachute arrangements) for any employee, consultant, officer or director (other than, (A) with respect to officers, increases in salary required under the terms of the Contractual Obligations listed in Section 3.22 of the Disclosure Schedule and (B) with respect to other employees, increases in salary that individually do not exceed $7,500 per annum and in the aggregate do not exceed $200,000 per annum);

               (v) except as required by Law, amend, modify, waive any term or condition of, or make any determination under, any provision of any Seller Plan or make any change in the bonus target amounts or changes in the sales targets, earnings targets or other criteria for achievement or vesting of bonus payment rights under any employment agreements or bonus plans or arrangements of the Seller and/or any of its Subsidiaries;

               (vi) issue or otherwise make any Guarantee of any obligation of any other Person (other than (A) any Guarantee issued by the Selling Parties and GB Canada under the DIP Facility contemplated by Section 5.1(b)(i), (B) any Guarantee issued by the Selling Parties under the Buyer DIP Facility, (C) any Guarantee issued by GB Canada in connection with any forbearances granted under the Revolver and Term Facility and (D) any Guarantee that constitutes a Retained Liability);

               (vii) make any loans to any Person other than reasonable business expense advances to officers, directors and employees made in the Ordinary Course of Business and loans by one or more of the Selling Parties solely to one or more of the Selling Parties;

               (viii) enter into, amend, modify or waive in any material respect any term or condition of any Contractual Obligation concerning employment with any senior officer of the Seller or any of its Subsidiaries;

               (ix) initiate or settle any lawsuit, arbitration or similar proceeding (other than the Case and any that could not be reasonably expected to involve consideration payable by or to any Selling Party in excess of $10,000), provided, however, that compliance with this subsection shall in no event constitute a breach of Section 3.9(d) or 5.1(a)(ii);

               (x) purchase or otherwise acquire a material portion of the assets of any Person;

               (xi) authorize or enter into any licensing arrangement (y) involving guaranteed consideration payable by or to the Seller or any of its Subsidiaries in excess of $100,000 per annum per licensing arrangement or (z) that constitutes an amendment or renewal of an existing license that, prior to such amendment or renewal, involved guaranteed consideration payable to the Seller or any of its Subsidiaries in excess of $100,000 per annum during any fiscal year during the last five (5) years;

               (xii) authorize or make any direct manufacture or pre-production expenditure exceeding $150,000 in the aggregate, except for expenditures made in the Ordinary Course of Business for the pre-production, production, manufacturing, shipping or display of books;

               (xiii) create any Lien upon any of the Acquired Assets (including any Lien upon any assets, tangible or intangible, of GB Canada other than Permitted Liens or Liens created pursuant to the DIP Facility contemplated by Section 5.1(b)(i)), or Liens created in connection with any forbearances granted under the Revolver and Term Facility;

               (xiv) pledge to make or make any charitable contribution;

               (xv) with respect to GB Canada, from and after the date of the Closing Date Schedule of Liabilities, issue any check, letter of credit or similar instrument or initiate any wire transfers from GB Canada;

               (xvi) during the five days preceding the Closing Date, issue any check in an amount in excess of $1,000 without the Buyer's prior consent, not to be unreasonably withheld;

               (xvii) pay any amount to any third party in respect of any Liability which would not constitute an Assumed Liability if in existence as of the Closing before such amount is due; or

               (xviii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.9 (Absence of Changes) (other than clauses (a), (g) or (h) thereof, or clause (r) thereof as such clause applies to clauses (a), (g) or (h)).

          (c) The Seller and its Subsidiaries shall take all actions necessary to cause the Lease Deposit to be in place in full at the Closing Date.

     5.2. Access and Information.

          (a) The Selling Parties will permit representatives of the Buyer and the representatives of their investors and lenders, upon reasonable advance notice, to have full access during normal business hours to all premises, properties, personnel, books, records (including Tax records), Contractual Obligations, and documents of or pertaining to the Seller and/or any of its Subsidiaries, the Business, the Acquired Assets or the Assumed Liabilities that are in the possession or control of the Seller and/or any of its Subsidiaries or their representatives or agents; provided that, (i) the Buyer shall use commercially reasonable efforts to minimize disruption to the Selling Parties, and (ii) the access granted pursuant to this Section
     5.2 shall not include the right to conduct any Phase II or other invasive environmental sampling or testing without the advance written consent of the Seller (which shall not be unreasonably withheld or delayed) and indemnification, insurance coverage and other protections reasonably acceptable to the Seller with respect to such sampling or testing activity.

          (b) In addition, from and after the Execution Date until the Closing Date the Selling Parties will provide (i) full and complete copies of the check register of the Seller and each of its Subsidiaries, (ii) for any wire transfer initiated by the Seller and/or any of its Subsidiaries, the amount, the date, the recipient and purpose thereof, and (iii) for any cash payment greater than $1,000 the amount, the date, the recipient and purpose thereof; provided that the Selling Parties shall be obligated to provide the information described in clauses (i), (ii) and (iii) above on (x) each Wednesday from and after the Execution Date with respect to the seven-day period ended on the immediately preceding Friday and (y) the Closing Date with respect to the period from and after the last period covered by clause
     (x) above until the Closing Date.

          (c) The Seller shall inform the Buyer of, and provide the Buyer with true and complete copies of, all information (other than with respect to the Seller's negotiation strategies in connection with the transactions contemplated by this Agreement provided directly or indirectly by the Seller and/or any of its Subsidiaries or any of their respective Affiliates (excluding for these purposes any Person who is deemed an Affiliate hereunder solely as a result of the ownership of securities but not excluding any such Person that is acting at the direct or indirect request or direction of any Selling Party), advisors or representatives to any bank, lender or source of funding or financing, any holder of its securities or any committee of creditors, prior to or contemporaneously with the provision of such information to any such other Person; provided, however, that if such information has previously been provided to the Buyer, the Seller shall notify the Buyer in writing, in advance, that such information will be provided to such other Person; provided, further, that if the Buyer informs the Seller that it desires to receive such information (or copy thereof), the Seller shall promptly (and in no event later than two business days after the Buyer has so informed the Seller) provide a true and complete copy of such information to the Buyer.

          (d) No later than five business days prior to the date that is scheduled for the Closing, the Seller shall deliver to the Buyer and its legal, accounting and financial representatives the Closing Date Schedule of Liabilities and a statement setting forth an estimate of the amounts to be set forth in the Certificate of Certain Cash Amounts. Thereafter, pursuant to (in the case of clause (A) below only) Exhibits C-1 and E, on the day immediately preceding the Closing Date, the Seller (in consultation with the Buyer and its legal, accounting and financial representatives) will make adjustments to (A) the items listed in such Closing Date Schedule of Liabilities for the purpose of calculating the Excess Accrued Liabilities, and (B) the estimates set forth in the statement (referred to in the immediately preceding sentence) estimating the amounts to be set forth in the Certificate of Certain Cash Amounts, on a current basis, and will prepare and deliver to the Buyer and its legal, accounting and financial representatives a statement setting forth in reasonable detail such adjustments to the items referred to in clauses (A) and (B), all pursuant to procedures mutually satisfactory to the Buyer and the Seller. The Seller expressly agrees to provide the Buyer and its legal, accounting and financial representatives with access to work papers related to the preparation of the Execution Date Schedule of Liabilities, the Closing Date Schedule of Liabilities and the other statements referred to in the previous sentence and to all books and records that are required to verify the same.

          (e) Intentionally Deleted.

     5.3. Notice of Developments. Each Party will give prompt written notice to the other Party of any development causing, or which creates a reasonable likelihood of causing, a breach of any of its own representations and warranties in Section 3 and Section 4 or an inability of such Party to deliver the closing bring-down certificate to be delivered by it pursuant to Section 6.1 or Section 6.2, as the case may be. No disclosure by any Party pursuant to this Section 5.3, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentations, breach of warranty, or breach of covenant or to satisfy any closing condition. Neither the covenants contained in this Section 5.3 nor any remedy for a breach thereof shall survive the Closing.

     5.4. Hart-Scott-Rodino Cooperation. The Buyer and the Seller and its Subsidiaries shall cooperate with each other (at their respective sole cost and expense) to comply with, and provide the information required by, the pre-merger notification and waiting period rules of the HSR Act, any Federal Trade Commission regulations, and any provisions or regulations of or relating to the Clayton Act. In that connection, the Buyer (or its ultimate parent entity, if any) and the Seller (or its ultimate parent entity, if any) shall each make its respective pre-merger notification filing with the Federal Trade Commission as soon as practicable, but in any event no later than the first business day after the date the Approval Order is entered by the Bankruptcy Court, provided that, if the Approval Order is so entered prior to August 8, 2001, the Buyer (or its ultimate parent entity, if any) and the Seller (or its ultimate parent entity, if any) shall each make its respective pre-merger notification filing no later than August 8, 2001.

     5.5. Intentionally Deleted.

     5.6. Intentionally Deleted.

     5.7. Good Faith. Each of the Parties will use commercially reasonable efforts to take all actions and to do all other things necessary, proper, or advisable (including, to the extent within such Party's control, such of the same as necessary to cause the conditions to the other Parties' obligations hereunder to be timely satisfied) in order to consummate and make effective the transactions contemplated by this Agreement in accordance with its terms.

     5.8. Public Announcements. The Seller and its Subsidiaries, on the one hand, and the Buyer, on the other, will consult with each other before, and obtain the other party's consent with respect to, issuing any press release, making any filing with the SEC or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby, and shall not issue any such press release, make any such SEC filing or make any such public statement prior to such consultation and consent, except to the extent that compliance with Law requires a party to issue a press release or public announcement or make an SEC filing without such consultation and consent; provided that the press release attached hereto as Exhibit J is expressly agreed to among the Parties. Any consent required pursuant to the preceding sentence shall not be unreasonably withheld or delayed.

     5.9. Future SEC Filings. The Seller will deliver to the Buyer as soon as they become available true and complete copies of any report or statement filed by it with the SEC subsequent to the Execution Date.

     5.10. Intentionally Deleted.

     5.11. Intentionally Deleted.

     5.12. Certain Artech Matters.

          (a) Intentionally Deleted.

          (b) From and after the Closing Date, the Buyer will provide reasonable assistance to the agents and other representatives of the bankruptcy estate of the Selling Parties (the "Estate") in connection with negotiating the release of the Artech Escrowed Funds and other related matters. Such assistance shall be at the expense of the Estate. In the event that the Buyer receives any Artech Assets or the proceeds thereof, including any Artech Escrowed Funds, the Buyer shall hold the same in trust for the benefit of the Estate and shall promptly deliver such assets and proceeds to the Estate, net of the amount of any expenses related to the recovery of such assets and proceeds not paid by the Estate pursuant to the immediately preceding sentence.

          (c) The Buyer agrees that it shall not settle any dispute relating to any Artech Assets or Artech Liabilities without the prior written consent of a duly authorized representative of the Estate.

          (d) It is further understood that as part of the resolution of any dispute relating to the Artech Escrow, the Estate may agree or otherwise find itself the owner of certain inventory located at the Artech facility that are not Artech Assets in that such inventory was never owned by the Selling Parties. The Estate will have the right to sell such inventory, and the Buyer will have the option, in its sole discretion, to negotiate with the Estate for the purchase of such inventory, but neither party will be under any obligation to the other in this regard.

          (e) The Selling Parties shall not agree to any amendment or modification or grant any waiver with respect to any provision contained in any Artech Agreement, which amendment or waiver would have an adverse effect on the Buyer. The Seller shall notify the Buyer promptly following the time that any Selling Party becomes aware of any breach by Artech under the Printing Services Agreement dated as of November 29, 1999, between Artech and the Seller (the "PSA") or the Artech Asset Purchase Agreement. The Selling Parties shall strictly enforce the terms of the PSA and the Artech Asset Purchase Agreement to the extent the failure to do so could reasonably be expected to have an adverse effect on the Buyer or any of its Affiliates. The Buyer shall have the right to pursue or to direct one or more of the Selling Parties to pursue any claim based upon any such breach. The Selling Parties shall take such actions as may be reasonably requested by the Buyer in the pursuit of any such claim and, except as may be prohibited by applicable Law, shall make available to the Buyer all witnesses, pertinent records, materials and information in the Selling Parties' possession or under the Selling Parties' control relating thereto. The Selling Parties will not consent to the entry of any judgment or enter into any settlement with respect to any such claim without the prior written consent of the Buyer. The Buyer shall promptly reimburse the Selling Parties for all reasonable out-of-pocket costs and expenses incurred by them in connection with actions taken at the request of the Buyer in pursuit of any such claim or otherwise required by this Section 5.12(d).

     5.13. Buyer DIP Facility. If, at any time following the entry by the Bankruptcy Court of the Approval Order, the Seller reasonably believes that the borrowing availability under the DIP Facility is or will soon be less than $1,000,000, Classic shall, upon the written request of the Seller, provide the Seller (or another designated Selling Party) with one or more loans (the "Buyer DIP Facility") in an aggregate amount not to exceed $5,000,000 at any one time outstanding; provided that (a) the obligation of Classic to enter into the Buyer DIP Facility and provide loans thereunder shall be subject to execution of documentation reasonably satisfactory to Classic, (b) Classic shall not be obligated to provide any loans under the Buyer DIP Facility prior to the entry of an order by the Bankruptcy Court reasonably acceptable to Classic, (c) the terms of the Buyer DIP Facility shall provide that all amounts outstanding thereunder shall be due and payable upon the earlier to occur of (i) December 31, 2001 and (ii) the Closing Date, (d) the interest rate for loans under the Buyer DIP Facility shall be the "Prime Rate" (as defined in the DIP Facility) plus 3.00% and (e) the obligations of the Selling Parties under the Buyer DIP Facility will be subordinate only to the obligations of the Selling Parties under the DIP Facility, and will be secured by a Lien on substantially all of the assets of the Selling Parties, which Lien shall be junior in priority only to the Liens granted pursuant to the DIP Facility. Upon the Closing, the obligations of the Selling Parties under the Buyer DIP Facility shall be satisfied upon the payment of the Cash Purchase Price (as reduced pursuant to clause (dd) of the definition of "Cash Purchase Price").

     5.14. Certain Payments.

          (a) Prior to the Closing Date, the Selling Parties shall pay, promptly when due, all amounts in respect of royalties and profit participations owing under each of the Contractual Obligations listed in the exhibit to the agreement referred to in Section 6.1(d) of the Disclosure Schedule; provided, however, that notwithstanding anything herein to the contrary, the Seller's failure to fulfill this covenant (i) shall not, in and of itself, serve as a basis for the Buyer terminating this Agreement and (ii) shall entitle the Buyer to the reduction in the Cash Purchase Price described in subsection (bb) of the definition thereof.

          (b) Intentionally Deleted.

          (c) Nothing contained in this Section 5.14 shall be construed to limit the obligations of the Selling Parties in Section 5.1.

          (d) Insurance Matters. With respect to each of the insurance policies listed in Section 3.17 of the Disclosure Schedule that do not constitute Seller Insurance (other than the insurance policies covering director and officer liability), the Seller shall, upon request by the Buyer, use commercially reasonable efforts to have the Buyer named as an additional named insured, to the extent permitted under the terms of such policies.

6. Conditions to Obligation to Close.
   ----------------------------------

     6.1. Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the transactions to be performed by the Buyer in connection with the Closing is subject to satisfaction of the following conditions:

          (a) Representations and Warranties. The representations and warranties set forth in Section 3 (other than the representation set forth in Section 3.15(e)) shall have been be true and correct in all material respects when made and, except for such representations and warranties as are expressly made only as of another specified date (each of which shall be true and correct as of such specified date), shall be true and correct in all material respects as of the Closing Date.

          (b) Performance by the Seller and its Subsidiaries. The Seller and its Subsidiaries shall have performed and complied in all material respects with all of their covenants, agreements and obligations hereunder through the Closing.

          (c) No Material Adverse Change. Since July 25, 2001, there shall not have been any change, circumstance or event which constitutes or has resulted in, or that would reasonably be expected to result in, a Material Adverse Effect, provided that any change, circumstance or event of the type described in Exhibit H shall not constitute a Material Adverse Effect for purposes of this Section 6.1(c).

          (d) Consents. The Selling Parties shall have procured all of the approvals, consents and authorizations specified in Section 6.1(d) of the Disclosure Schedule, in each case in the manner specified in such section of the Disclosure Schedule. The Selling Parties shall have caused the release of all Liens (other than Permitted Liens) on the assets of GB Canada.

          (e) Absence of Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction that could reasonably be expected to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) have a material adverse effect on the right of the Buyer to own the Acquired Assets or to operate the Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

          (f) Absence of Other Legal Prohibition. There shall not be any other legal restriction that would make consummation of the transactions contemplated hereby illegal or would otherwise have, or be reasonably likely to have, a Material Adverse Effect.

          (g) Notice of Sale. The Selling Parties shall have served a copy of a notice of sale of the Acquired Assets to the Buyer and of the assumption and assignment to the Buyer of the Contractual Obligations included in the Acquired Assets (which notice shall be approved by the Buyer in advance) upon (i) to the Knowledge of the Seller and its Subsidiaries all creditors and all other Persons who are parties in interest in the Case, (ii) to the Knowledge of the Seller and its Subsidiaries all Persons with Liens with respect to or other interests in any of the Acquired Assets, (iii) sponsors and trustees under any Employee Benefit Plan of the Seller and/or any of its Subsidiaries, (iv) all parties (other than the Seller and/or its Subsidiaries) to the Contractual Obligations listed in Sections 2.1(e), 2.1(g), 2.1(h), 2.1(i), and 2.1(k) of the Disclosure Schedule and (v) all other Persons required to receive notice of the sale pursuant to Rule 2002 of the Federal Rules of Bankruptcy Procedure. The Selling Parties shall have made publication notice of the transfer of the Acquired Assets in a form reasonably acceptable to the Buyer. The Selling Parties shall have filed one or more affidavits or certificates of such service with the Bankruptcy Court in the Case (the "Affidavits of Service").

          (h) Bankruptcy Court Action. The Bankruptcy Court shall have entered the Approval Order in the form annexed hereto as Exhibit G (the "Approval Order"). The Approval Order shall (i) approve the sale of the Acquired Assets to the Buyer on the terms and conditions set forth in this Agreement and authorize the Selling Parties to proceed with this transaction, (ii) include a specific finding that the Buyer is a good faith purchaser of the Acquired Assets, (iii) state that the sale of the Acquired Assets to the Buyer shall be free and clear of all Liens (except only for Assumed Liabilities as and to the extent expressly provided in this Agreement),
     (iv) provide for a waiver of the stays contemplated by Bankruptcy Rules 6004(g) and 6006(e), (v) approve the Seller's assumption and assignment to the Buyer and provide for the Buyer to be able to re-assign, license and/or sublicense to either Random House, Inc. and/or Classic pursuant to

     Section 365 of the Bankruptcy Code or otherwise of all of the Contractual Obligations included in the Acquired Assets, find void and unenforceable any provision which prohibits, restricts or conditions the assignment of any of the Contractual Obligations included in the Acquired Assets and/or the reassignment, license or sublicense of any rights under the Contractual Obligations as between Random House, Inc. and Classic, and find that the time to assume such Contractual Obligations has not expired and that such Contractual Obligations are in full force and effect and free from default (other than for cure amounts), and (vi) shall not impose upon the Buyer any financial obligation to provide "adequate assurances" (as such term is used in Section 365 of the Bankruptcy Code) to any person in respect of any Contractual Obligation assigned pursuant to this Agreement. The Approval Order shall be in a form and substance reasonably satisfactory to the Buyer, and the Approval Order shall be a final order which is not subject to any appeal and/or which has not been reversed, modified, rescinded, or stayed as of the Closing Date, and either (i) the time to appeal the Approval Order has expired and the Approval Order is no longer subject to appeal or further judicial review, or (ii) the Approval Order makes an express finding that Buyer is a good faith purchaser entitled to the benefits of Section 363(m) of the Bankruptcy Code, and each party to the Contractual Obligations listed in the exhibit to the agreement referenced in Section 6.1(d) of the Disclosure Schedule shall have consented to the assumption and assignment or other disposition thereof to the Buyer (or its designee) and/or the reassignment, license or sublicense of any rights under the Contractual Obligations as between Random House, Inc. and Classic under this Agreement (or any objection to the assumption and assignment thereof to the Buyer (or its designee) and/or the reassignment, license or sublicense of any rights under the Contractual Obligations as between Random House, Inc. and Classic has been overruled and any appeal from the Approval Order relating to such assumption and assignment, reassignment, license or sublicense is expressly limited solely to the issue of the cure amount payable with respect to such Contractual Obligation and is not otherwise an objection to or appeal of the fundamental issue of whether the assumption and assignment thereof may be made to the Buyer (or its designee) under this Agreement and/or the reassignment, license or sublicense of any rights under the Contractual Obligations as between Random House, Inc. and Classic).

          (i) Certified Copies. There shall have been delivered to the Buyer a certified copy of the Approval Order and of the docket of the Case.

          (j) Hart-Scott-Rodino. All applicable waiting periods relating to the HSR Act shall have expired or been terminated and any proceedings that may have been filed or instituted thereunder shall have been satisfactorily concluded.

          (k) Certificates. The Buyer shall have received a certificate signed by the Selling Parties to the effect that each of the conditions specified in Section 6.1(a) through (d) inclusive and in Sections 6.1(g), 6.1(o) and 6.1(q) is satisfied in all respects (the "Seller Bring-Down Certificate").

          (l) Intentionally Deleted.

          (m) Intentionally Deleted.

          (n) Intentionally Deleted.

          (o) Certificate of Certain Cash Amounts. The Seller shall have delivered to the Buyer the Certificate of Certain Cash Amounts as contemplated by Section 2.5(f).

          (p) CIBC Facility. The Seller shall have delivered to the Buyer a letter from CIBC addressed to the Buyer and executed by CIBC stating (a) the aggregate amount of any outstanding Indebtedness or other amounts owing from GB Canada to CIBC or its Affiliates under the CIBC Facility as of the Closing Date and (b) that, if such aggregate amount so identified is paid to CIBC on or promptly following the Closing Date (together with any additional amounts accruing subsequent to the Closing Date), CIBC will release any and all Liens that CIBC or its Affiliates may have with respect to GB Canada or any of its assets and will take all actions necessary to effectuate such release (including executing and delivering to the Buyer all reasonably necessary documentation in form suitable for filing with all appropriate government Persons).

          (q) Release of GB Canada. The Selling Parties shall have executed and delivered to the Buyer the waiver and release attached hereto as Exhibit L, and the same shall be in full force and effect.

          (r) All Necessary Actions. All actions to be taken by the Seller and/or any of its Subsidiaries in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by the Seller and/or any of its Subsidiaries to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless such writing specifically so states.

     6.2. Conditions to Obligations of the Selling Parties. The obligation of the Selling Parties to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (a) Representations and Warranties. The representations and warranties set forth in Section 4 shall have been be true and correct in all material respects when made and, except for such representations and warranties as are expressly made only as of another specified date (each of which shall be true and correct as of such specified date), shall be true and correct in all material respects as of the Closing Date.

          (b) Performance by the Buyer. The Buyer shall have performed and complied in all material respects with all of its covenants hereunder through the Closing.

          (c) Absence of Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction that could reasonably be expected to (i) prevent consummation of any of the transactions contemplated by this Agreement and (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

          (d) Absence of Other Legal Prohibition. There shall not be any other legal restriction that would make consummation of the transactions contemplated hereby illegal.

          (e) Bankruptcy Court Action. The Bankruptcy Court shall have entered the Approval Order as contemplated by Section 6.1(h), and the Approval Order shall not be subject to a stay pending appeal.

          (f) Hart-Scott-Rodino. All applicable waiting periods relating to the HSR Act shall have expired or been terminated and any proceedings that may have been filed or instituted thereunder shall have been satisfactorily concluded.

          (g) Certificates. The Selling Parties shall have received a certificate signed by the Buyer to the effect that each of the conditions specified in Section 6.2(a) and (b) is satisfied in all respects.

          (h) All Necessary Actions. All actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by the Buyer to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Selling Parties.

The Selling Parties may waive any condition specified in this Section 6.2 if they execute a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless such writing specifically so states.

7. Confidentiality.
   ----------------

     The Seller and each of its Subsidiaries will treat and hold as confidential all of the Confidential Information, will refrain from using or disclosing to any Person any of the Confidential Information, and, after the Closing, will deliver promptly to the Buyer or, at the request and option of the Buyer, destroy all tangible embodiments and all copies of any Confidential Information (and certify such destruction to the Buyer) which is in his, her or its possession other than such information as constitutes an Excluded Asset or relates solely to an Excluded Asset or Retained Liability; provided that, prior to the Closing, the Selling Parties may use and disclose Confidential Information (i) to any other Selling Party, or their respective employees, advisors, accountants, designees and representatives in the Ordinary Course of Business and with such protections and agreements concerning the obligation to treat and hold such information as confidential as are consistent with the practices of the Selling Parties prior to the Execution Date and (ii) to the Buyer and the Buyer's counsel, accountants and representatives in connection with this Agreement. In the event that the Seller and/or any of its Subsidiaries is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Party will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 7. If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller and/or any of its Subsidiaries is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use his, her or its reasonable efforts to obtain, at the request and expense of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

8. Termination. This Agreement may be terminated as follows:
   -----------

     8.1. Mutual Agreement. The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing (which such consent shall be signed by each Party hereto and effective when so signed).

     8.2. Certain Seller Non-Compliance. The Buyer shall have the right to terminate this Agreement in any of the following events: (i) in the event the Seller and its Subsidiaries shall fail to make their pre-merger notification filing with the Federal Trade Commission no later than the first business day after the date the Approval Order is entered by the Bankruptcy Court (or, if the Approval Order is entered prior to August 8, 2001, no later than August 8,
2001), or shall otherwise fail to comply in any material respect with any of the terms and provisions of Section 5.4 hereof; and (ii) in the event the Bankruptcy Court shall fail to enter the Approval Order in the form attached hereto as Exhibit G in all material respects within 60 days after the Execution Date (calculated in accordance with Bankruptcy Rule 9006). Any notice of termination under this Section 8.2 may be sent by the Buyer to the Seller by facsimile, c/o Philip Galanes, Esq., (212) 547-6771, and shall be effective when so sent; provided, however, that in the case of any termination by the Buyer pursuant to this Section 8.2, the Buyer shall exercise its right to terminate this Agreement not later than five business days after the delivery of notice by the Seller to the Buyer in accordance with Section 11.9 stating that an event identified in this Section 8.2 has occurred.

     8.3. Certain Buyer Rights to Terminate. The Buyer may terminate this Agreement by giving written notice to the Selling Parties at any time prior to the Closing in any of the following events (which such notice shall be made and effective as provided in Section 11.9 hereof): (i) in the event there shall have been any change, circumstance or event which constitutes or has resulted in, or that would reasonably be expected to result in, a Material Adverse Effect, at any time since July 25, 2001 (provided that any change, circumstance or event of the type described in Exhibit H shall not constitute a Material Adverse Effect for purposes of this Section 8.3(i)), and the Buyer is not entitled to terminate this Agreement pursuant to Section 8.2 or sub-sections (ii) and (iii) of this
Section 8.3; (ii) in the event the Seller and/or any of its Subsidiaries has breached any representation, warranty, or covenant contained in this Agreement (other than as set forth in Sections 5.14(a), 10.8(e) and 10.8(g)) the result of which breach is to cause the conditions set forth in Section 6.1(a) or (b) not to be satisfied (provided that any failure by any Selling Party to provide the notice required pursuant to Section 5.3 shall only be deemed a breach of the representation or warranty with respect to which such notice should have been made); or (iii) in the event the Closing shall not have occurred on or before December 31, 2001, by reason of the failure of any condition precedent under
Section 6.1 hereof (unless the failure
results primarily from the breach by the Buyer of any representation, warranty, or covenant contained in this Agreement).

     8.4. Certain Seller Rights to Terminate. The Selling Parties, acting jointly, may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in any of the following events (which such notice shall be made and effective as provided in Section 11.9 hereof): (i) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement the result of which breach is to cause the conditions set forth in Section 6.2(a) or (b) not to be satisfied (provided that any failure by the Buyer to provide the notice required pursuant to Section 5.3 shall only be deemed a breach of the representation or warranty with respect to which such notice should have been made); or (ii) in the event the Closing shall not have occurred on or before December 31, 2001, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from the breach by the Seller and/or any of its Subsidiaries of any representation, warranty, or covenant contained in this Agreement). A termination pursuant to clause (i) of this Section 8.4 is referred to herein as a "Buyer Default Termination".

9. Liabilities in the Event of Termination.
   ----------------------------------------

     9.1. Intentionally Deleted.

     9.2. Expense Reimbursement. Subject to the proviso in the last sentence of this Section 9.2, in the event that either (a) this Agreement is terminated pursuant to Sections 8.1, 8.2 or 8.3 of this Agreement (each, an "Expense Termination Event") or (b) the Case is dismissed or converted to a Chapter 7 proceeding, or a plan of reorganization is filed, then neither the Buyer nor any of its Affiliates or representatives shall have any Liability hereunder to the Seller and its Subsidiaries and, to the exclusion of any other remedies the Buyer may have (other than those provided under Sections 9.1 and 9.4) against the Seller and any of its Affiliates, the Seller shall pay to the Buyer, all reasonable documented out-of-pocket costs and fees and expenses incurred by the Buyer, or by its Affiliates, in connection with the due diligence review of the Business, negotiation and documentation of this Agreement and other actions taken in connection with the transactions contemplated hereby incurred at any time from and after April 30, 2001, including (i) reimbursement of all filing fees paid in connection with filings under the HSR Act, and (ii) reimbursement of all fees and expenses paid to the Buyer's lawyers, accountants and other professional or financial advisers, and its lenders or other potential financing sources (including commitment fees, and fees and expenses of such lenders' or other potential financing sources' lawyers, accountants and other professional advisors); provided that (A) such costs, fees, and expenses shall be subject to Bankruptcy Court approval (as to reasonableness), (B) none of the foregoing fees shall be reimbursable to the extent such fees were paid or are payable to any Affiliate of the Buyer (it being understood that out-of-pocket costs and expenses incurred by such Affiliates shall be reimbursable) and (C) the aggregate amount of such reimbursement pursuant to this Section 9.2 shall not, in any event, exceed an aggregate of $1,000,000 (the "Expense Reimbursement"). The Expense Reimbursement payable by the Seller to the Buyer hereunder shall be paid in immediately available funds immediately upon the earlier to occur of (a) the occurrence of an Expense Termination Event and (b) the effective date of a reorganization plan filed by the Seller and/or any of its Subsidiaries; provided, however, that the foregoing Expense Reimbursement obligations in this
Section 9.2 shall not apply if the Buyer had previously terminated this Agreement solely because the condition set forth in
Section 6.1(d) was not satisfied with respect to any particular Contractual Obligation as a result of the Bankruptcy Court denial of a motion to assume and assign any such Contractual Obligation on the ground that there was not adequate assurance of future performance by the Buyer (as assignee) as required by Bankruptcy Code Section 365(f)(2)(B) (a "Specified Buyer Termination").

     9.3. Termination by Reason of Buyer Default. If this Agreement is terminated pursuant to a Specified Buyer Termination or pursuant to Section 8.4 by reason of a Buyer Default Termination, then neither the Selling Parties nor any of their respective Affiliates or representatives shall have any Liability hereunder to the Buyer, and the sole and exclusive remedy of the Seller and any of its Affiliates shall be strictly limited to retention of the Acquired Assets and the Deposit. In no event shall the Buyer or any of its Affiliates or representatives have any Liability to the Seller and any of its Affiliates hereunder other than as provided in the immediately preceding sentence in the event this Agreement terminates as a result of a Buyer Default Termination, and any claim, right or cause of action by the Seller and any of its Affiliates against the Buyer or its Affiliates or representatives other than as provided in immediately preceding sentence is hereby fully waived, released and forever discharged. In no event shall any Party or its respective Affiliates or representatives have any Liability to any other Party for special, consequential or punitive damages, and any claim, right or cause of action or for any damages that are special, consequential or punitive or for specific performance of this Agreement is hereby fully waived, released and forever discharged.

     9.4. Return of Deposit. Upon any termination of this Agreement for any reason (other than by reason of a Buyer Default Termination or a Specified Buyer Termination), the Escrow Agent shall deliver to the Buyer the Deposit (together with any interest earned thereon). Upon termination of this Agreement by the Seller as a result of a Buyer Default Termination or a Specified Buyer Termination, the Escrow Agent shall deliver to the Seller the Deposit (together with any interest earned thereon).

The Selling Parties and the Buyer agree that (i) the amounts payable pursuant to this Section 9 are commercially reasonable and necessary to induce the Buyer to enter into and consummate the transactions between the Buyer and the Selling Parties contemplated by this Agreement and (ii) such amounts are the sole and exclusive remedy prior to Closing for any breach of a representation, warranty or covenant.

10. Additional Obligations.
    -----------------------

     10.1. Further Assurances. At any time and from time to time after the Closing, at the request and expense of the Buyer and without further consideration, the Seller and its Subsidiaries will execute and deliver such other instruments of transfer, and provide testimony by affidavit or other appropriate means, and take such other action as the Buyer may reasonably request to transfer to the Buyer (or its designee), and to confirm the Buyer's (or its designee's, the case may be) title to or interest in, the Acquired Assets, assist the Buyer at the Buyer's expense in exercising all rights with respect thereto, and consummate the other transactions contemplated hereby. Without limiting the generality of the foregoing, if after the Closing any third party shall be found to possess any Acquired Asset of which the Buyer is entitled to possession by virtue of the transactions contemplated by this Agreement, the Seller and its

Subsidiaries shall take all commercially reasonable steps to cause such Acquired Assets to be furnished and delivered to the Buyer or its designees.

     10.2. Financial Statements. At any time and from time to time, after the Closing Date, at the reasonable request of the Buyer and without further consideration, the Selling Parties will fully cooperate with the Buyer to provide accounting or financial information concerning the Business, the Acquired Assets and the Assumed Liabilities, in connection with the preparation of any audited financial statements in accordance with Regulation S-X promulgated under the Securities Act.

     10.3. Change of Corporate Name; Domain Names. The Selling Parties agree that, promptly after the Closing, they will file such certificates or other documents at their own expense and to take such other actions as are necessary in order to effectuate a change of name to new names bearing no resemblance to their present names and to change the caption of the Case. The Buyer is hereby authorized to file such certificates or other documents in order to effectuate such changes of name after the Closing as the Buyer shall elect if any of the Selling Parties fails to comply with the preceding sentence within 30 days after the Closing. With respect to each Internet domain name currently registered in the name of any of the Selling Parties or any of their respective predecessors in interest or divisions or any other names under which any Selling Party conducts or has conducted business (collectively, the "Domain Names"), none of the Selling Parties, from and after the Closing Date, (x) will e-mail or otherwise deliver the deletion template to Network Solutions, Inc., (y) will otherwise delete, any Domain Name, or (z) will register with any registrar any Internet domain name which is confusingly similar to the Domain Names.

     10.4. Tax Cooperation. From and after the Closing, each of the Parties hereto shall provide such necessary information as any other Party hereto may reasonably request at the requesting Party's expense in connection with the preparation of such Party's Tax Returns, or to respond to or contest any audit, prosecute any claim for refund or credit or to otherwise satisfy any legal requirement relating to Taxes of the Seller and its Subsidiaries or the Business.

     10.5. Certain Taxes.

          (a) Unless otherwise exempt under section 1146(c) of the Bankruptcy Code, all state and local sales, transfer, transfer gains, excise, value-added or other similar taxes, including all state and local taxes in connection with the transfer of the Acquired Assets that may be imposed by reason of the sale, transfer, assignment and delivery of the Acquired Assets shall be borne by the Seller. The Buyer agrees to take such actions and to execute such certificates and other documents as from time to time shall be reasonably requested by the Seller in order to minimize the amount of any taxes described in the first sentence of this Section 10.5(a).

          (b) The Seller shall, on or before the Closing, deliver to the Buyer a certificate issued by the Minister of National Revenue of Canada pursuant to Section 116 of the Income Tax Act (Canada), the effect of which is to prevent the imposition of Liability on the Buyer for any Canadian income taxes, interest or penalties or additions thereto, in respect of the proposed disposition by the Selling Parties of any Acquired Assets

     ("Canadian Taxes"), the disposition of which is subject to Canadian Taxes (a "Section 116 Certificate"). In the event that the Section 116 Certificate has not been delivered to the Buyer on or before the Closing, the Buyer will be entitled to withhold and remit to Canadian taxing authorities a portion of the Purchase Price, the withholding and remittance of which would, in the Buyer's reasonable judgment, be sufficient to reimburse the Buyer for its obligations to withhold in respect of, and otherwise satisfy any Liability for, any or all Canadian Taxes. In any case where the Buyer withholds and remits any amount pursuant to this section, the Buyer shall be deemed to have paid such amount to the Seller as part of the Purchase Price.

     10.6. Transfer of Certain Funds Received Post-Closing. With respect to any and all amounts received or collected by any of the Selling Parties from and after the Closing (a) attributable to, or in respect of, any of the Works, Marks, Copyrights, any accounts receivable of the Seller and/or any of its Subsidiaries or any other Acquired Asset, and (b) which become the property of the Buyer as a result of the consummation of the transactions contemplated by this Agreement, the Selling Parties shall provide notice of such receipt or collection to the Buyer and pay promptly (and in any event within five business days of their receipt or collection) to the Buyer any and all such amounts so received or collected by wire transfer of immediately available funds to an account specified by the Buyer or by other means acceptable to the Buyer.


     10.7. Expenses. Except as contemplated by Sections 2.5(b) and 9.2, each Party will bear his, her or its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby whether or not consummated.

     10.8. Employees.

          (a) While the Selling Parties shall be under no obligation to terminate the employment of any person employed by any of the Selling Parties (each, a "Business Employee"), the Buyer will not assume any obligations or liabilities for any of the Business Employees, other than Liabilities under Acquired Contracts (specifically, the employment agreements between the Seller and each of Richard Snyder, Philip Galanes and Colin Finkelstein, which agreements are being assumed by Classic). However, the Buyer will, separate and apart from any obligations the Selling Parties have, provide for the Business Employees (other than Messrs. Snyder, Galanes and Finkelstein) after the Closing Date in one of the following two ways, in the Buyer's sole discretion: the Buyer will (x) offer employment to such Business Employees at substantially the same base remuneration that such employee received immediately prior to Closing; or
     (y) if and to the extent that any such Business Employee is not offered employment by the Buyer, such Business Employee shall receive, if and to the extent not covered by any severance payments actually made by the Selling Parties, as a transition payment from the Buyer, a cash payment equal to two weeks' regular base salary for each year of service by such Business Employee with the Seller, subject to a maximum payment hereunder of $80,000 for each such Business Employee.

          (b) Intentionally Deleted.

          (c) Intentionally Deleted.

          (d) Intentionally Deleted.

          (e) Prior to the Closing, the Seller shall have paid in cash in full all bonuses of any kind or nature with respect to any fiscal year prior to the 2001 fiscal year that, as of December 31, 2000, had been earned by any employee of the Seller and/or any of its Subsidiaries but that have not been paid as of the Execution Date, in each case funded solely pursuant to the DIP Facility contemplated by Section 5.1(b)(i) or capital contributions made after the Execution Date; provided, however, that notwithstanding anything herein to the contrary, the Seller's failure to fulfill this covenant (i) shall not serve as a basis for the Buyer terminating this Agreement and (ii) shall entitle the Buyer to the reduction in the Cash Purchase Price described in subsection (bb) of the definition thereof.

          (f) The Seller shall pay in cash any and all severance payments arising prior to the Closing Date in full as and when due to any employee of the Seller and/or any of its Subsidiaries entitled to such payments, in each case funded solely pursuant to the DIP Facility contemplated by
     Section 5.1(b)(i) or capital contributions made after the Execution Date. The Seller shall not amend any such severance arrangements on or before the Closing Date in a manner adverse to the Buyer.

          (g) Prior to the Petition Date, the Seller shall have paid in cash in full all sales commissions of any kind or nature with respect to any fiscal year prior to the 2001 fiscal year that, as of December 31, 2000, had been earned by any employee of the Seller and/or any of its Subsidiaries but that have been not paid as of the Petition Date; provided, however, that notwithstanding anything herein to the contrary, the Seller's failure to fulfill this covenant (i) shall not serve as a basis for the Buyer terminating this Agreement and (ii) shall entitle the Buyer to the reduction in the Cash Purchase Price described in subsection (bb) of the definition thereof.

     10.9. Notices and Access Letters. Promptly after the Closing, the Seller shall execute and deliver to each of the Persons listed in Section 3.5(b)(ii) of the Disclosure Schedule a Notice and Acknowledgment of Transfer substantially in the form attached hereto as Exhibit K and shall use reasonable commercial efforts to obtain an "access letter" or similar document from each such third party permitting the Buyer or its authorized representatives or agents to have physical access to any Acquired Asset in the possession of such third party (or its agents). To the extent the Seller has not executed and delivered such Notice and Acknowledgment of Transfer to the Persons listed in Section 3.5(b)(ii) of the Disclosure Schedule and obtained such access letters or similar documents within 10 business days after the Closing, the Seller hereby authorizes the Buyer to execute and deliver on behalf and in the name of the Seller such Notice and Acknowledgment of Transfer to such Persons and to obtain such access letters or similar documents.

11. Miscellaneous.
    --------------

     11.1. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     11.2. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties or their respective Affiliates, written or oral, to the extent they related in any way to the subject matter hereof.

     11.3. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that: (i) the Buyer may assign any or all of its rights and interests hereunder to one or more of its Affiliates and designate one or more of its Affiliates to perform its obligations hereunder (provided that no such assignment or designation shall relieve the Buyer of its obligations hereunder and provided, further, that no such assignment or designation shall be made if the result thereof would be to render the Closing more difficult to effect), (ii) the Buyer shall allocate and apportion, as between the two entities constituting the Buyer and their respective Affiliates, the Acquired Assets and Assumed Liabilities as described in Exhibit D-8, which Exhibit shall be provided by the Buyer no later than one day following the Execution Date, and (iii) the Buyer and its Affiliates may assign all or any portion of their rights hereunder to any of their respective lenders as security.

     11.4. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Selling Parties and no waiver of any right under this Agreement shall be valid unless the same shall be in writing and signed by the Person against whom enforcement of such waiver is sought. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. The Parties expressly acknowledge and agree that nothing in this Section 11.5 shall in any way limit, restrict or impair the right of the Buyer or the Seller to terminate this Agreement pursuant to the provisions of Section 8 hereof whereupon the provisions of Section 9 hereof shall take effect according to their terms.

     11.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     11.7. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.8. Waivers Under Indiana Law. The Buyer represents and warrants that the Buyer is aware of the purpose and intent of the disclosure document required under the Indiana Responsible Property Transfer Law, Indiana Code 13-25-3, and hereby waives delivery of disclosure documents at least thirty (30) days prior to the transfer of the Crawfordsville Facilities from the Seller or its Subsidiaries to the Buyer. The Buyer agrees that no disclosure document shall be required to be completed by the Seller or its Subsidiaries to the extent the Crawfordsville Facilities do not fall within the definition of "property" for purposes of Indiana Code 13-25-3, or if the Seller and its Subsidiaries are not required by law to provide the disclosure document.

     11.9. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Other than the notice referred to in Section 8.2 (for which the procedures specified in such section shall govern), any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and
(iii) five business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

     If to any of the Selling Parties:
     ---------------------------------

          Golden Books Family Entertainment, Inc.
          888 Seventh Avenue, 40th Floor
          New York, New York  10106
          Attention:  Mr. Richard E. Snyder and Philip Galanes, Esq.
          Facsimile:  (212) 547-6788

     With a copy to:
     ---------------

          Willkie Farr & Gallagher
          787 Seventh Avenue
          New York, NY 10019-6099
          Attention:  Matthew A. Feldman, Esq. and William H. Gump, Esq.
          Facsimile:  (212) 728-8111

     If to the Buyer:
     ----------------

          Random House, Inc.
          1540 Broadway
          New York, NY 10036
          Attention:  Harriette Dorsen, Esq.
          Facsimile: (212) 782-8879

          and

          Classic Media, Inc.
          435 Hudson Street, 2nd Floor
          New York, NY 10014
          Attention:  Eric Ellenbogen
          Facsimile: (212) 741-7445

     With a copy to each of:
     -----------------------

          Davidoff & Malito LLP
          605 Third Avenue
          New York, NY 10158
          Attention:  Bruce S. Nathan, Esq.
          Facsimile:  (212) 286-1884

          and

          McDermott, Will & Emery
          50 Rockefeller Plaza
          New York, NY 10020
          Attention:  Stephen B. Selbst, Esq.
          Facsimile:  (212) 547-5444

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     11.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     11.11. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this

Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation. Definitions are equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender include each other gender. The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular section or provision of this Agreement, and reference to a particular section of this Agreement shall include all subsections thereof. It is expressly agreed and understood that time shall be considered of the essence in connection with the performance of the respective agreements, covenants and obligations hereunder of each Party hereto. Neither the listing nor description of any item, matter or document in any Section of the Disclosure Schedule nor the furnishing or availability for review of any document shall be construed to modify, qualify or disclose an exception to any representation or warranty of any Party made herein or in connection herewith, except to the extent that such modification, qualification or exception is described in the section of the Disclosure Schedule corresponding to such representation or warranty or such section of the Disclosure Schedule specifically cross-references another section of the Disclosure Schedule in which such modification, qualification or exception is described. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant. All covenants, agreements, representations and warranties of a Party made herein and in the certificates, exhibits and schedules hereto shall be deemed to have been relied on by the other Parties hereto, notwithstanding any investigation made by or on behalf of any of the Parties or any opportunity therefor or any constructive knowledge thereby obtained.

     11.12. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     11.13. Bankruptcy Court Jurisdiction. THE BUYER AND THE SELLING PARTIES AGREE THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION DURING THE CASE OVER ANY DISPUTE BETWEEN THE BUYER AND THE SELLING PARTIES, AND SHALL OTHERWISE HAVE NON-EXCLUSIVE JURISDICTION OVER ALL DISPUTES AND MATTERS, IN EACH EVENT RELATING TO ANY OF (i) THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT EXECUTED PURSUANT HERETO AND/OR (ii) THE ACQUIRED ASSETS AND/OR ASSUMED LIABILITIES, AND THE BUYER AND EACH OF THE SELLING PARTIES EACH EXPRESSLY CONSENTS TO SUCH JURISDICTION.

     11.14. Survival. The representations and warranties contained in Sections 3 and 4 of this Agreement shall not survive the Closing. The covenants of the Parties contained in this Agreement shall survive the Closing, except that the covenants contained in Section 5.3 shall not survive the Closing.

     11.15. Obligations Joint and Several. Except as provided in the immediately succeeding sentence, all obligations of the Buyer under this Agreement shall be the joint and several obligations of each of Random House, Inc. and Classic. The obligations of Classic pursuant to the Buyer DIP Facility shall be obligations solely of Classic, and Random House, Inc. shall have no liability or obligation in connection therewith.

         [The Remainder Of This Page Has Been Left Blank Intentionally]

                                                      [Asset Purchase Agreement]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


     THE BUYER:                         CLASSIC MEDIA, INC.

                                        By: /s/ Eric Ellenbogen
                                            ------------------------------
                                            Name
                                            Title:

                                        RANDOM HOUSE, INC.

                                        By: /s/ Richard Sarnoff
                                            ------------------------------
                                            Name:
                                            Title:


     THE SELLING PARTIES:               GOLDEN BOOKS FAMILY
                                        ENTERTAINMENT, INC.

                                        By: /s/ Richard E. Snyder
                                            ------------------------------
                                            Name:
                                            Title:


                                        GOLDEN BOOKS PUBLISHING
                                        COMPANY, INC.

                                        By: /s/ Richard E. Snyder
                                            ------------------------------
                                            Name:
                                            Title:


                                        GOLDEN BOOKS HOME VIDEO, INC.

                                        By: /s/ Richard E. Snyder
                                            ------------------------------
                                            Name:
                                            Title:

                                                      [Asset Purchase Agreement]


                                        LRM ACQUISITION CORP.

                                        By: /s/ Richard E. Snyder
                                            ------------------------------
                                            Name:
                                            Title:


                                        SHARI LEWIS ENTERPRISES, INC.

                                        By: /s/ Richard E. Snyder
                                            ------------------------------
                                            Name:
                                            Title:


                                        SLE PRODUCTIONS, INC.

                                        By: /s/ Richard E. Snyder
                                            ------------------------------
                                            Name:
                                            Title: